UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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The Timken Company

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Notice of

2016

Annual Meeting of

Shareholders

and

Proxy Statement

THE TIMKEN COMPANY

North Canton, Ohio U.S.A.

John M. Timken, Jr.
Chairman – Board of Directors

March         , 2016

Dear Fellow Timken Shareholder:

The 2016 Annual Meeting of Shareholders of The Timken Company will be held on Tuesday, May 10, 2016, at 10:00 a.m. local time at the corporate offices of the company in North Canton, Ohio.

This year, you are being asked to act upon the following five matters, all of which are recommended by your Board of Directors: (1) election of Directors; (2) ratification of the appointment of our independent auditor; (3) approval, on an advisory basis, of named executive officer compensation; (4) approval of an amendment to The Timken Company’s Amended Regulations to reduce the percentage of outstanding common shares required to call a special meeting of shareholders; and (5) approval of amendments to The Timken Company’s Amended Regulations to provide shareholder “proxy access.”

Details of these matters are contained in the accompanying Notice of 2016 Annual Meeting of Shareholders and Proxy Statement. Please read the enclosed information carefully before voting your shares. Voting your shares as soon as possible will ensure your representation at the meeting, whether or not you plan to attend.

I appreciate the strong support of our shareholders over the years and look forward to a similar vote of support at the 2016 Annual Meeting of Shareholders.

Sincerely,

John M. Timken, Jr.

Chairman – Board of Directors

Enclosure

The Timken Company 4500 Mount Pleasant Street NW P. O. Box 6929 Canton, OH 44720 United States
Stronger. Commitment. Stronger. Value. Stronger. Worldwide. Stronger. Together. | Stronger. By Design.

Preliminary Copy – Subject to Completion

THE TIMKEN COMPANY

North Canton, Ohio

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

The 2016 Annual Meeting of Shareholders of The Timken Company will be held on Tuesday, May 10, 2016, at 10:00 a.m. local time, at 4500 Mount Pleasant Street NW, North Canton, Ohio 44720, to act on the following matters:

1.	Election of eleven Directors to serve for a term of one year;

2.	Ratification of the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2016;

3.	Approval, on an advisory basis, of named executive officer compensation;

4.	Approval of an amendment to The Timken Company’s Amended Regulations to reduce the percentage of outstanding common shares required to call a special meeting of shareholders;

5.	Approval of amendments to The Timken Company’s Amended Regulations to provide shareholder “proxy access;” and

6.	Such other business as may properly come before the meeting.

Shareholders of record of common shares of The Timken Company at the close of business on February 23, 2016, are the shareholders entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE 2016 ANNUAL MEETING OF SHAREHOLDERS, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED OR VOTE YOUR SHARES ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. VOTING INSTRUCTIONS ARE PROVIDED ON THE ENCLOSED PROXY CARD.

Effect of Not Casting Your Vote. Under New York Stock Exchange (“NYSE”) rules, if you hold your shares in “street name” through a brokerage account, your broker will NOT be able to vote your shares for you on most of the matters being considered at the 2016 Annual Meeting of Shareholders, including the election of Directors, unless you have given instructions to your broker prior to the meeting.

Thank you for your support of The Timken Company.

William R. Burkhart
Executive Vice President, General Counsel and Secretary

March         , 2016

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Shareholders to be held on May 10, 2016: This Proxy Statement and our 2015 Annual Report to Shareholders are available on the Investors section of our website www.timken.com/investors. For directions to the 2016 Annual Meeting of Shareholders, you may call 234-262-3000.

THE TIMKEN COMPANY

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors (also referred to as the “Board”) of The Timken Company, an Ohio corporation (the “Company,” “we,” or “us”), in connection with the 2016 Annual Meeting of Shareholders to be held on May 10, 2016, at 10:00 a.m. local time at 4500 Mount Pleasant Street NW, North Canton, Ohio 44720, and at any adjournments and postponements thereof, for the purpose of considering and acting upon the matters specified in the foregoing Notice. The approximate date on which this Proxy Statement and proxy card will be first sent or given to our shareholders is March         , 2016.

The Board of Directors is not aware that matters other than those specified in the foregoing Notice will be brought before the meeting for action. However, if any such matters should be brought before the meeting, the persons appointed as proxies may vote or act upon such matters according to their judgment.

ITEM NO. 1

ELECTION OF DIRECTORS

We presently have twelve Directors. Pursuant to our Amended Regulations, all nominees for Director will stand for election for a one-year term to expire at the 2017 Annual Meeting of Shareholders. Candidates for Director receiving the greatest number of votes will be elected. Abstentions and “broker non-votes” (where a broker, other record holder, or nominee indicates on a proxy card that it does not have authority to vote certain shares on a particular matter) will not be counted in the election of Directors and will not have any effect on the result of the vote.

Pursuant to the Majority Voting Policy of the Board of Directors, any Director who fails to receive a majority of the votes cast in his or her election will submit his or her resignation to the Board of Directors promptly after the certification of the election results. The Board of Directors and the Nominating and Corporate Governance Committee will then consider the resignation in light of any factors they consider appropriate, including the Director’s qualifications and service record, as well as any reasons given by shareholders as to why they voted against (or withheld votes from) the Director. The Board of Directors is required to determine whether to accept or reject the tendered resignation within 90 days following the election and to disclose on a Current Report on Form 8-K its decision, as well as the reasons for rejecting any tendered resignation, if applicable.

John P. Reilly, a Director of the Company since 2006, is retiring from the Board effective as of the 2016 Annual Meeting of Shareholders, pursuant to the Board’s policy that a Director may not stand for election to the Board after reaching age 72. We thank Mr. Reilly for his many contributions to the Company during his service on the Board.

At a meeting on February 12, 2016, the Board approved resolutions decreasing the size of the Board from twelve to eleven Directors, effective as of the 2016 Annual Meeting of Shareholders, and waiving the application of the retirement policy to Joseph W. Ralston.

At its meeting on February 12, 2016, the Board also approved a resolution, based on the recommendation of the Nominating and Corporate Governance Committee, nominating the eleven individuals set forth below to be elected Directors at the 2016 Annual Meeting of Shareholders to serve for a term of one year expiring at the 2017 Annual Meeting of Shareholders (or until their respective successors are elected and qualified). Each of the nominees except James F. Palmer was previously elected as a Director by our shareholders. Each of the nominees listed below has consented to serve as a Director if elected.

If any nominee becomes unable, for any reason, to serve as a Director, or should a vacancy occur before the election (which events are not anticipated), the Directors then in office may substitute another person as a nominee or may reduce the number of nominees as they deem advisable.

Unless otherwise indicated on any proxy card, the persons named as proxies on the enclosed proxy card intend to vote the shares covered by such proxy card in favor of the nominees named below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

NOMINEES

The following information, obtained in part from the respective nominee and in part from our records, describes the background and experience of each nominee.

Maria A. Crowe

Age 56

Director since 2014

Ms. Crowe is President of Manufacturing Operations for Eli Lilly and Company, a global manufacturer of pharmaceutical products, a position she has held since 2012. Ms. Crowe joined Eli Lilly and Company in 1982, and previously served as its Senior Vice President of Global Drug Products from 2009 to 2012 and its Vice President of American Drug Products from 2007 to 2009.

Ms. Crowe provides the Board with extensive experience in manufacturing, sourcing and procurement for a global manufacturing company. Ms. Crowe also brings valuable experience on production capacity expansion and innovation efforts.

Ms. Crowe is a member of our Compensation Committee and Nominating and Corporate Governance Committee.

Richard G. Kyle

Age 50

Director since 2013

Mr. Kyle was appointed President and Chief Executive Officer of The Timken Company in 2014. Mr. Kyle joined the Company in 2006 as Vice President of Manufacturing and was named President of the Aerospace and Mobile Industries segments in 2008. In 2012, he was named Group President with responsibility for the Aerospace and Steel segments as well as engineering and technology. In 2013, Mr. Kyle was named Chief Operating Officer, Bearings and Power Transmission. Mr. Kyle has served as a director of Sonoco Products Company, a global provider of consumer packaging, industrial products, protective solutions, and display and packaging services, and as a member of its Audit and Financial Policy committees, since 2015.

Mr. Kyle has significant experience in global manufacturing organizations and has demonstrated the ability to lead change and growth. In addition to his role as Chief Executive Officer of the Company, Mr. Kyle’s strong engineering and operational background, coupled with his strategic perspective, provide valued skills to the Board.

John A. Luke, Jr.

Age 67

Director since 1999

Mr. Luke served as the Chairman and Chief Executive Officer of MeadWestvaco Corporation (“MWV”), a leading global producer of packaging and specialty chemicals, from the merger of Mead and Westvaco in 2002 until his retirement in 2015. Prior to his retirement, Mr. Luke led the process that resulted in MWV merging with Rock-Tenn Company to form WestRock Company, which created the second largest packaging company in the industry. Mr. Luke has served as a director of The Bank of New York Mellon Corporation since 2007, MWV from 2002 until 2015 and WestRock Company since 2015.

Mr. Luke brings deep executive leadership experience to our Board, including expertise in leading large corporate transformations and evaluating and executing inorganic growth opportunities. Mr. Luke brings the perspective gained from serving on several corporate boards, including as Non-Executive Chairman of WestRock Company and a member of the Corporate Governance and Nominating, Audit and Executive Committees of The Bank of New York Mellon Corporation.

Mr. Luke chairs our Compensation Committee and is a member of our Nominating and Corporate Governance Committee.

Christopher L. Mapes

Age 54

Director since 2014

Mr. Mapes is Chairman, President and Chief Executive Officer of Lincoln Electric Holdings, Inc., a global manufacturer of welding, cutting and joining products. He has held the position of Chairman since December 2013 and has been President and Chief Executive Officer since December 2012, after serving as Chief Operating Officer beginning in 2011. From 2004 to 2011, he served as Executive Vice President of A. O. Smith Corporation, a global water technology company and manufacturer of residential and commercial water heating and water purification equipment, where he led the expansion and execution of the global strategy for its electrical products. Mr. Mapes has been a director at Lincoln Electric Holdings, Inc. since 2010.

As an experienced executive with more than 25 years of service in global manufacturing and distribution companies, Mr. Mapes understands the challenges of global growth and the complexity of managing international operations. In addition to his business management experience, Mr. Mapes has a law degree.

Mr. Mapes is a member of our Audit Committee and Compensation Committee.

James F. Palmer

Age 66

Director since 2015

Mr. Palmer served as the Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation, a global security company and a provider of products, systems and solutions in the fields of aerospace, electronics, information systems, and technical services, from March 2007 until February 2015 and as a Corporate Vice President of Northrop Grumman until his retirement in July 2015. Prior to his employment with Northrop Grumman, Mr. Palmer served as the Senior Vice President and Chief Financial Officer of Visteon Corporation from 2004 to 2007, as Senior Vice President and President at Boeing Capital Corporation from 2000 to 2004, as Senior Vice President and President at Boeing Shared Services Group from 1997 to 2000 and as the Senior Vice President and Chief Financial Officer of McDonnell Douglas Corporation from 1995 to 1997.

Mr. Palmer’s broad executive background in the aerospace and defense industry, his service as the chief financial officer of multiple large publicly-traded companies, and his extensive experience with business acquisitions, debt financings and other complex transactions make him well-qualified to serve as a member of the Board.

Mr. Palmer is a member of our Audit Committee and Compensation Committee.

Ajita G. Rajendra

Age 64

Director since 2014

Mr. Rajendra is Chairman, President and Chief Executive Officer of A. O. Smith Corporation, a global water technology company and manufacturer of residential and commercial water heating and water purification equipment. He has held the position of Chairman since 2014, and has been President and Chief Executive Officer since 2013. Mr. Rajendra previously served A. O. Smith Corporation as President and Chief Operating Officer from 2011 to 2012 and as Executive Vice President from 2006 to 2011. Prior joining A. O. Smith Corporation as President of its Water Products Company in 2005, Mr. Rajendra was Senior Vice President at Kennametal, Inc., a manufacturer of cutting tools, from 1998 to 2004.

Mr. Rajendra has been a director of A. O. Smith Corporation since 2011 and serves on its Investment Policy Committee, and has been a director of Donaldson Company, Inc. since 2010, where he is a member of the Audit Committee and Human Resources Committee. Mr. Rajendra’s extensive manufacturing and international experience leading businesses and negotiating acquisitions and joint ventures, along with his experience as a director of other publicly-traded companies, provides valuable skills to the Board.

Mr. Rajendra is a member of our Audit Committee and Compensation Committee.

Joseph W. Ralston

Age 72

Director since 2003

General Ralston has served as Vice Chairman of The Cohen Group, an organization that provides clients with comprehensive tools for understanding and shaping their business, political, legal, regulatory and media environments, since 2003. General Ralston completed a distinguished 37-year Air Force career as Commander, U.S. European Command and Supreme Allied Commander Europe, NATO in 2003. Previously, General Ralston served as Vice Chairman of the Joint Chiefs of Staff, the nation’s second highest-ranking military officer. General Ralston has served on the boards of Lockheed Martin Corporation since 2003 and URS Corporation from 2003 until 2014.

General Ralston’s experience in the private sector, combined with his distinguished military career, provides our Board with unmatched expertise across a range of complex operational, human resources, supply chain/logistical and other issues facing a global corporation. Based on his extensive military experience, General Ralston also provides specific insights and knowledge in the aerospace industry, which is a significant market for the Company. Additionally, General Ralston’s understanding of the political environment in Washington allows him to guide our Board on the challenges and opportunities resulting from governmental actions. General Ralston also brings the perspective of Chairman of the Classified Business and Security Committee and a member of the Ethics and Sustainability, Strategic Affairs and Executive Committees of Lockheed Martin.

General Ralston serves as our Lead Director, chairs our Nominating and Corporate Governance Committee and is a member of our Audit Committee.

Frank C. Sullivan

Age 55

Director since 2003

Mr. Sullivan has held the position of Chairman and Chief Executive Officer of RPM International Inc. (“RPM”), a world leader in specialty coatings, since 2008. Mr. Sullivan was appointed RPM’s Chief Executive Officer in 2002, prior to which he held positions in sales and corporate development before becoming Chief Financial Officer in 1993. Mr. Sullivan has been a director of RPM since 1995.

Mr. Sullivan provides the Board with extensive financial expertise based on his years as a chief financial officer. In addition, as a chief executive officer and director of a multinational company, Mr. Sullivan brings invaluable executive experience on a wide array of issues, including strategic planning and the evaluation and execution of merger and acquisition opportunities.

Mr. Sullivan chairs our Audit Committee and is a member of our Nominating and Corporate Governance Committee.

John M. Timken, Jr.

Age 64

Director since 1986

Mr. Timken is a private investor and a successful entrepreneur, who has been a significant share-holder of the Company for many years. Mr. Timken is co-founder of Amgraph Packaging, a national supplier of flexible package printing used by major food and beverage brands and private labels. His entrepreneurial activities and passion for business-building have included involvement in ventures ranging from injection molding, to ophthalmic laboratories, to logistics and trucking. He has also owned a cable television business and established one of the largest commercial mushroom farms in North America.

Mr. Timken’s ability as an investor to identify and help increase value across a range of industries, as well as his familiarity with the Company’s businesses, provides the Board with important input in evaluating and making important capital allocation decisions. Since joining the Board, he has played an important role in the Company’s strategic drive to add product lines that complement its bearing product portfolio.

Mr. Timken serves as independent Chairman of the Board.

Ward J. Timken, Jr.

Age 48

Director since 2002

Mr. Timken is Chairman, Chief Executive Officer and President of TimkenSteel Corporation (“TimkenSteel”), a leader in customized alloy steel products and services, a position he assumed in 2014. TimkenSteel was previously a subsidiary of the Company that became an independent public company pursuant to a spinoff that was effected on June 30, 2014 (the “Spinoff”). Mr. Timken previously served as Chairman of the Board of The Timken Company from 2005 to May 2014, was President of our steel business from 2004 to 2005, Corporate Vice President from 2000 to 2003 and held key leadership positions in our international operations from 1992 to 2000.

Mr. Timken provides the Board with relevant experience from having served in key leadership positions during his tenure with the Company. Mr. Timken’s broad-based experience and familiarity with each of our businesses, along with his deep understanding of the global industry dynamics across the Company’s markets, enable Mr. Timken to provide valuable input to the Board.

Jacqueline F. Woods

Age 68

Director since 2000

Ms. Woods served as the President of Ameritech Ohio (subsequently renamed AT&T Ohio), a telecommunications company, until her retirement in 2000. At Ameritech Ohio, Ms. Woods also held various positions in finance, operations, marketing, sales and government affairs. Ms. Woods was inducted into the Ohio Women’s Hall of Fame in 1998. Ms. Woods has served on the board of The Andersons, Inc. since 1999. Ms. Woods was formerly a director at School Specialty, Inc. until 2013.

Ms. Woods’ extensive executive management experience enables her to help guide the Board in making decisions in areas such as marketing, strategy development, corporate governance and compensation. In addition, her executive experience at a primarily consumer-oriented company provides a valuable perspective on customer service. Ms. Woods also brings perspective gained from her service as a member of other corporate boards, including serving as a member of the Audit, Governance and Nominating and Compensation and Leadership Development Committees of The Andersons, Inc.

Ms. Woods is a member of our Compensation Committee and Nominating and Corporate Governance Committee.

Independence Determinations

The Board of Directors has adopted the independence standards of the NYSE listing requirements for determining the independence of Directors. The Board has determined that the following Director nominees meet those independence standards: Maria A. Crowe, John A. Luke, Jr., Christopher L. Mapes, James F. Palmer, Ajita G. Rajendra, Joseph W. Ralston, Frank C. Sullivan, John M. Timken, Jr., and Jacqueline F. Woods. With respect to John M. Timken, Jr., the Board determined that his family relationship to Ward J. Timken, Jr. does not impair his independence. With respect to John P. Reilly, who will serve as a Director of the Company until the 2016 Annual Meeting of Shareholders, the Board determined that his service on the board of directors of TimkenSteel does not impair his independence after giving consideration to the transitional relationships between the companies that were put in place in connection with the Spinoff, including the commercial supply agreement for TimkenSteel to supply the Company with certain steel products and, therefore, has also determined that Mr. Reilly meets the Board’s independence standards.

Related Party Transactions Approval Policy

Our Directors and executive officers are subject to our Standards of Business Ethics, which require that any potential conflicts of interest, such as significant transactions with related parties, be reported to our General Counsel. Our Directors and executive officers are also subject to the Timken Policy Against Conflicts of Interest, which requires that an employee or Director avoid placing himself or herself in a position in which his or her personal interests could interfere in any way with our interests. While not every situation can be identified in a written policy, the Timken Policy Against Conflicts of Interest does specifically prohibit the following situations:

●	competing against the Company;
●	holding a significant financial interest in a company doing business with or competing with the Company;
●	accepting gifts, gratuities or entertainment from any customer, competitor or supplier of goods or services to the Company, except to the extent they are customary and reasonable in amount and not in consideration for an improper action by the recipient;
●	using for personal gain any business opportunities that are identified through a person’s position with the Company;
●	using the Company’s property, information or position for personal gain;
●	using the Company’s property other than in connection with our business;
●	maintaining other employment or a business that adversely affects a person’s job performance at the Company; and
●	doing business on the Company’s behalf with a relative or another company employing a relative.

In the event of any potential conflict of interest, pursuant to the charter of the Nominating and Corporate Governance Committee and the provisions of the Standards of Business Ethics and the Timken Policy Against Conflicts of Interest, the Nominating and Corporate Governance Committee would review and, considering such factors as it deems appropriate under the circumstances, make a determination as to whether to grant a waiver to the policies for any such situation. Any waiver would be promptly disclosed to shareholders. Additionally, the Nominating and Corporate Governance Committee would review and approve or ratify any transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Board and Committee Meetings

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. During 2015, there were seven meetings of the Board of Directors, nine meetings of its Audit Committee, three meetings of its Compensation Committee and three meetings of its Nominating and Corporate Governance Committee. All Directors attended 75% or more of the meetings of the Board and its committees on which they served that were held following each Director’s appointment to the Board and their respective committees. It is our policy that all members of the Board of Directors attend the annual meeting of shareholders, and in 2015 all members then serving attended the meeting. At each regularly-scheduled meeting of the Board of Directors, the independent Directors also met separately in executive session.

DIRECTOR COMPENSATION

Cash Compensation

Each nonemployee Director who served in 2015 was paid at the annual rate of $80,000 for services as a Director. In addition to base compensation, the Lead Director receives an annual fee of $30,000 and the independent Chairman receives an annual fee of $100,000. The following fees were paid for serving on a committee of the Board in 2015.

Committee	Chairperson Fee	Member Fee
Audit	$30,000	$15,000
Compensation	$17,500	$7,500
Nominating & Corporate Governance	$17,500	$7,500

Stock Compensation

Each nonemployee Director serving at the time of our 2015 Annual Meeting of Shareholders on May 7, 2015, received a grant of 3,045 restricted shares that vest after one year under The Timken Company 2011 Long-Term Incentive Plan, as amended and restated as of February 13, 2015 (the “Long-Term Incentive Plan”). Upon a Director’s initial election to the Board, each new nonemployee Director receives a grant of 2,000 restricted shares under the Long-Term Incentive Plan, which vest one-fifth annually. James F. Palmer received such a grant during 2015. The Compensation Committee of the Board of Directors has adopted share ownership guidelines that require nonemployee Directors to own 8,000 common shares. As of December 31, 2015, all of our Directors other than Ms. Crowe and Messrs. Mapes, Palmer and Rajendra met their ownership requirements. Ms. Crowe and Messrs. Mapes and Rajendra joined the Board in 2014 and Mr. Palmer joined the Board in 2015.

Compensation Deferral

Any Director may elect to defer the receipt of all or a specified portion of his or her cash and/or stock compensation (other than restricted shares or options) in accordance with the provisions of the Director Deferred Compensation Plan. Pursuant to the plan, cash fees can be deferred and paid at a future date requested by the Director. The amount will be adjusted based on the investment crediting option chosen by the Director, which options include interest earned quarterly at a rate based on the prime rate plus one percent or the total shareholder return of our common shares, with amounts paid either in a lump sum or in installments in cash. Stock compensation (other than restricted shares or options) can be deferred to a future date and paid either in a lump sum or installments and is payable in shares plus an amount representing dividend equivalents during the deferral period. Directors may elect to receive cash in an amount equal to the dividend equivalents or reinvest such amounts in Company shares.

2015 DIRECTOR COMPENSATION TABLE

The following table provides details of nonemployee Director compensation in 2015:

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Total
Maria A. Crowe (3)	$95,000	$120,491	$215,491
John A. Luke, Jr.	$105,000	$120,491	$225,491
Christopher L. Mapes	$102,500	$120,491	$222,991
James F. Palmer (2)	$39,385	$65,600	$104,985
Ajita G. Rajendra	$102,500	$120,491	$222,991
Joseph W. Ralston	$142,500	$120,491	$262,991
John P. Reilly	$102,500	$120,491	$222,991
Frank C. Sullivan	$117,500	$120,491	$237,991
John M. Timken, Jr.	$180,000	$120,491	$300,491
Ward J. Timken, Jr.	$80,000	$120,491	$200,491
Jacqueline F. Woods	$95,000	$120,491	$215,491

(1)	Richard G. Kyle, our President and Chief Executive Officer (“CEO”), is not included in this table as he is an employee of the Company and receives no compensation for his services as a Director.

(2)	The amount shown for each Director other than Mr. Palmer includes the grant date fair value of the award of 3,045 common shares made on May 7, 2015. These awards vest 100% one year following the grant date. Mr. Palmer received a grant of 2,000 restricted shares (as further described above) upon becoming a nonemployee Director on August 13, 2015. The amounts shown in this column are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718.

(3)	Ms. Crowe elected to defer the receipt of her cash fees in accordance with the provisions of the Director Deferred Compensation Plan.

As of December 31, 2015, unvested restricted shares were owned as follows:

Name	Unvested Restricted Shares
Maria A. Crowe	4,645
John A. Luke, Jr.	3,045
Christopher L. Mapes	4,645
James F. Palmer	2,000
Ajita G. Rajendra	4,645
Joseph W. Ralston	3,045
John P. Reilly	3,045
Frank C. Sullivan	3,045
John M. Timken, Jr.	3,045
Ward J. Timken, Jr. (1)	3,045
Jacqueline F. Woods	3,045

(1)	Additionally, Mr. Timken has unvested restricted stock units (24,900), unvested option awards (138,000) and vested and unexercised option awards (474,700) earned from his previous role as Chairman of the Board of The Timken Company from 2005 to May 2014.

In connection with the Spinoff, outstanding common shares and equity awards held as of June 30, 2014 by our Directors were treated in a manner similar to that experienced by the Company’s shareholders. As a result, our Directors may continue to hold TimkenSteel equity awards granted to them on June 30, 2014. We were not affiliated with TimkenSteel for any portion of 2015 and our performance does not affect the value of those TimkenSteel awards, therefore TimkenSteel equity awards have not been included in the table above.

BOARD LEADERSHIP STRUCTURE

The Board is currently led by independent Chairman John M. Timken, Jr., who was first elected to this position on May 13, 2014. In addition, the independent Directors have designated Joseph W. Ralston as Lead Director.

The Chairman oversees the planning of the annual Board calendar and, with the CEO, in consultation with the other Directors, schedules and sets the agenda for meetings of the Board and leads the discussions at such meetings and at executive sessions of the independent Directors. The Chairman also leads the Company’s annual meeting of shareholders and performs such other functions and responsibilities as set forth in the Board of Directors General Policies and Procedures or as requested by the Board from time to time.

The Board’s preferred governance structure is to separate the roles of Chairman and CEO. With limited exceptions, these roles have been separate for over 80 years. While recognizing that there is no single, generally-accepted approach to providing Board leadership and that the Board’s leadership structure may vary in the future as circumstances warrant, the Board considers this balance of leadership between the two positions to be beneficial.

The Lead Director’s duties may include: (a) developing agendas for, and presiding over, the executive sessions of the independent Directors; (b) reporting the results of the executive sessions to the CEO and Chairman; (c) providing feedback as required to the other Directors on the issues discussed with the CEO and Chairman; (d) serving as a liaison with the CEO, Chairman and independent Directors; (e) presiding at all meetings of the Board at which the Chairman is not present; (f) approving information sent to the Board; (g) approving agendas for Board meetings; (h) approving Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items; (i) calling meetings of the independent Directors; and (j) ensuring that he or she is available for consultation and direct communications with major shareholders as appropriate.

RISK OVERSIGHT

The Board of Directors primarily relies on its Audit Committee for oversight of the Company’s risk management. The Audit Committee regularly reviews issues that present particular risks to the Company, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology, facilities and operations, supply chain or legal matters. The full Board also reviews these issues as appropriate. The Board believes that this approach, supported by our leadership structure, provides appropriate checks and balances against undue risk taking.

AUDIT COMMITTEE

We have a standing Audit Committee that has oversight responsibility with respect to our independent auditor and the integrity of our financial statements. The Audit Committee is composed of Frank C. Sullivan (Audit Committee Chairman), Christopher L. Mapes, James F. Palmer, Ajita G. Rajendra, Joseph W. Ralston and John P. Reilly. Our Board of Directors has determined that each member of the Audit Committee is financially literate and independent as defined in the listing standards of the NYSE and the rules of the Securities and Exchange Commission (the “SEC”). Our Board of Directors has determined that Frank C. Sullivan qualifies as the Audit Committee financial expert.

The Audit Committee’s charter is available on the Corporate Governance section of our website at www.timken.com/investors.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and our independent auditor the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. The Audit Committee has also discussed with our independent auditor the matters required to be discussed pursuant to Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received and reviewed the written disclosure and the letter from our independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, has discussed with our independent auditor such independent auditor’s independence, and has considered the compatibility of non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

Frank C. Sullivan (Audit Committee Chairman)
Christopher L. Mapes James F. Palmer
Ajita G. Rajendra
Joseph W. Ralston
John P. Reilly

COMPENSATION COMMITTEE

We have a standing Compensation Committee that establishes and administers our policies, programs and procedures for compensating our senior management and Board of Directors. Members of the Compensation Committee are John A. Luke, Jr. (Compensation Committee Chairman), Maria A. Crowe, Christopher L. Mapes, James F. Palmer, Ajita G. Rajendra, John P. Reilly and Jacqueline F. Woods. Our Board of Directors has determined that all members of the Compensation Committee are independent as defined in the listing standards of the NYSE.

With the guidance and approval of the Compensation Committee, we have developed compensation programs for our executive officers, including the CEO and the other executive officers named in the 2015 Summary Compensation Table, that are intended to align the interests of our executives and shareholders; reward executive management for sustained, strong business and financial results; and enable us to attract, retain and motivate the best talent. The Compensation Committee determines specific compensation elements for the CEO and considers and acts upon recommendations made by the CEO regarding the other executive officers.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Vice President – Compensation and Benefits. The meetings are regularly attended by the Chairman of the Board, the CEO, and the Vice President – Compensation and Benefits. At each meeting, the Compensation Committee meets in executive session. The Chairman of the Compensation Committee reports the Committee’s actions regarding compensation of executive officers to the full Board. Our Human Resources department supports the Compensation Committee in its duties and may be delegated certain administrative duties in connection with our compensation programs. The Compensation Committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of Director and executive officer compensation and the sole authority to approve the fees and other retention terms of any compensation consultants. The Compensation Committee has engaged Towers Watson, a global professional services firm, to conduct annual reviews of its compensation programs for executive officers and, from time-to-time, to review the compensation of Directors. Towers Watson also provides information to the Compensation Committee on trends in executive compensation and other market data.

With respect to Director compensation, as stated above, the Compensation Committee periodically engages Towers Watson to conduct reviews of Director compensation, and the Committee may then recommend to the full Board of Directors changes in Director compensation that will enhance our ability to attract and retain qualified Directors.

In January 2010, the firm of Towers Watson was created by the merger of Towers Perrin and Watson Wyatt. Towers Perrin had served as an advisor to the Compensation Committee for close to 20 years and was directly engaged by and accountable to the Compensation Committee. Watson Wyatt had been our long-time independent actuary. During fiscal 2015, Towers Watson was paid $260,000 for the executive compensation consulting services it provided to the Compensation Committee. Other professional consulting services provided by Towers Watson to our Company totaled approximately $5.0 million for actuarial, pension administration and other services to us and our benefit plans (including health benefits, broad-based compensation, human capital and international consulting). Of the $5.0 million in fees incurred in 2015 for other professional consulting services, approximately $2.7 million was one-time costs related to the purchase of two group annuity contracts for the payment and administration of future pension benefits for certain retirees, and approximately $1.0 million was related to trust administration and outsourcing pension administrative services.

The Compensation Committee has concluded that the advice received by the Compensation Committee from Towers Watson continues to be objective, unbiased and independent. The Compensation Committee’s careful oversight of the relationship with Towers Watson with respect to compensation advice mitigates the possibility that management could potentially misuse the actuarial engagement to influence Towers Watson’s compensation work for the Compensation Committee. The Compensation Committee annually reviews the charges to the Company from Towers Watson for executive compensation advice and other services for the preceding three years, along with an estimate of services for the coming year. Additionally, Towers Watson has adopted internal safeguards to ensure that its executive compensation unit is maintained separately from its actuarial business.

The Compensation Committee has assessed the independence of Towers Watson, as required under the NYSE listing standards. The Compensation Committee has also considered and assessed relevant factors that could give rise to a potential conflict of interest with respect to Towers Watson. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Towers Watson.

The Compensation Committee also plays an active role in our executive officer succession planning process. The Compensation Committee meets regularly with senior management to ensure that an effective succession process is in place and to discuss potential successors for executive officers. As part of this process, executive officer position profiles are updated to highlight the key skills required to meet future demands, and potential successors are evaluated and development plans are reviewed. At the end of each year, the Compensation Committee reviews the performance of the executive officers and potential successors. The Compensation Committee’s succession planning activities are discussed with the full Board in executive session.

The Compensation Committee’s charter is available on the Corporate Governance section of our website at www.timken.com/investors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2015 with our management. Following the review and discussion referred to above, the Compensation Committee recommended to our Board, and our Board approved, the inclusion of the CD&A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and this Proxy Statement for filing with the SEC.

John A. Luke, Jr. (Compensation Committee Chairman)
Maria A. Crowe
Christopher L. Mapes
James F. Palmer
Ajita G. Rajendra
John P. Reilly
Jacqueline F. Woods

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

We have a standing Nominating and Corporate Governance Committee that is responsible for, among other things, evaluating new Director candidates and incumbent Directors and recommending Directors to serve as members of our Board committees. Members of the Nominating and Corporate Governance Committee are Joseph W. Ralston (Nominating and Corporate Governance Committee Chairman), Maria A. Crowe, John A. Luke, Jr., Frank C. Sullivan and Jacqueline F. Woods. Our Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are independent as defined in the listing standards of the NYSE.

Director candidates recommended by our shareholders will be considered in accordance with the criteria outlined below. In order for a shareholder to submit a recommendation, the shareholder must deliver a communication by registered mail or in person to the Nominating and Corporate Governance Committee, c/o The Timken Company, 4500 Mount Pleasant Street NW, North Canton, Ohio 44720. Such communication should include the proposed candidate’s qualifications, any relationship between the shareholder and the proposed candidate, and any other information that the shareholder considers useful for the Nominating and Corporate Governance Committee to consider in evaluating such candidate.

The Board of Directors General Policies and Procedures provide that the general criteria for Director candidates include, but are not limited to, the highest standards of integrity and ethical behavior, the ability to provide wise and informed guidance to management, a willingness to pursue thoughtful, objective inquiry on important issues before the Company, and a range of experience and knowledge commensurate with our needs as well as the expectations of knowledgeable investors.

The Nominating and Corporate Governance Committee utilizes a variety of sources to identify possible Director candidates, including search firms, professional associations and Board member recommendations. In evaluating candidates to recommend to the Board of Directors, the Nominating and Corporate Governance Committee considers factors consistent with those set forth in the Board of Directors General Policies and Procedures, including whether the candidate enhances the diversity of the Board. Such diversity includes professional background and capabilities, knowledge of specific industries and geographic experience, as well as the more traditional diversity concepts of race, gender and national origin. The attributes of the current Directors and the needs of the Board and the Company are evaluated whenever a Board vacancy occurs, and the effectiveness of the nomination process, including whether that process enhances the Board’s diversity, is evaluated each time a candidate is considered. The Nominating and Corporate Governance Committee is also responsible for reviewing the qualifications of, and making recommendations to the Board of Directors for, Director nominations submitted by our shareholders. All Director nominees are evaluated in the same manner by the Nominating and Corporate Governance Committee, without regard to the source of the nominee recommendation.

James F. Palmer was identified as a Director candidate by the Company’s Executive Vice President and Chief Financial Officer and recommended by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee also plans for Director succession. The Committee regularly reviews the appropriate size of the Board and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers potential Director candidates in accordance with the factors and criteria outlined above.

The Nominating and Corporate Governance Committee’s charter is available on the Corporate Governance section of our website at www.timken.com/investors.

Our code of business conduct and ethics, called the “Standards of Business Ethics,” and our corporate governance guidelines, called the “Board of Directors General Policies and Procedures,” are reviewed annually by the Nominating and Corporate Governance Committee and are available on the Corporate Governance section of our website at www.timken.com/investors.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows, as of January 1, 2016, the beneficial ownership of our common shares by each Director, nominee for Director and executive officer named in the 2015 Summary Compensation Table on page 37 of this Proxy Statement, and by all Directors, nominees for Director and executive officers as a group. Beneficial ownership of our common shares has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and is based on the sole or shared power to vote or direct the voting or to dispose or direct the disposition of our common shares. Beneficial ownership as determined in this manner does not necessarily bear on the economic incidents of ownership of our common shares.

Amount and Nature of Beneficial Ownership of Common Stock

Name	Sole Voting or Investment Power (1)		Shared Voting or Investment Power	Aggregate Amount (1)		Percent of Class

William R. Burkhart	83,102		0	83,102		*

Christopher A. Coughlin	150,550		0	150,550		*

Maria A. Crowe	5,163		0	5,163		*

Philip D. Fracassa	68,451		0	68,451		*

Richard G. Kyle	201,031		0	201,031		*

John A. Luke, Jr.	50,791		0	50,791		*

Christopher L. Mapes	6,955		0	6,955		*

J. Ted Mihaila	46,969		0	46,969		*

James F. Palmer	2,000		0	2,000		*

Ajita G. Rajendra	5,045		0	5,045		*

Joseph W. Ralston	45,179		0	45,179		*

John P. Reilly	37,725		0	37,725		*

Frank C. Sullivan	38,837		0	38,837		*

John M. Timken, Jr.	587,250	(2)	834,999	1,422,249	(2)	1.8%

Ward J. Timken, Jr.	983,261		5,062,754	6,046,015		7.5%

Jacqueline F. Woods	18,183		0	18,183		*

All Directors, nominees for Director and executive officers as a group(3)	2,330,492		5,897,753	8,228,245		10.3%

      * Percent of class is less than 1%.

(1)	The following table provides additional details regarding beneficial ownership of our common shares:

Name	Outstanding Options (a)	Vested Deferred Restricted Shares (b)	Deferred Common Shares (b)

William R. Burkhart	53,900	0	0

Christopher A. Coughlin	109,156	0	0

Maria A. Crowe	0	0	0

Philip D. Fracassa	49,438	0	0

Richard G. Kyle	168,456	0	0

John A. Luke, Jr.	0	0	0

Christopher L. Mapes	0	0	0

J. Ted Mihaila	24,694	0	0

James F. Palmer	0	0	0

Ajita G. Rajendra	0	0	0

Joseph W. Ralston	0	0	12,000

John P. Reilly	0	0	6,280

Frank C. Sullivan	0	2,000	0

John M. Timken, Jr.	0	0	0

Ward J. Timken, Jr.	543,475	0	0

Jacqueline F. Woods	0	0	2,500

(a)	Includes shares that the individual named in the table has the right to acquire on or before March 1, 2016 through the exercise of stock options or the vesting of time-based restricted stock units pursuant to the Long-Term Incentive Plan. Including those listed, all Directors, nominees for Director, and executive officers as a group have the right to acquire 949,119 shares on or before March 1, 2016 through the exercise of stock options or the vesting of time-based restricted stock units pursuant to the Long-Term Incentive Plan. These shares have been treated as outstanding for the purpose of calculating the percentage of the class beneficially owned by such individual or group, but not for the purpose of calculating the percentage of the class owned by any other person.

(b)	Awarded as annual grants under the Long-Term Incentive Plan, which will not be issued until a later date under the Director Deferred Compensation Plan. Restricted shares can no longer be deferred.

(2)	Includes 197,886 shares for which John M. Timken, Jr. has sole voting and investment power as trustee of three trusts created as the result of distributions from the estate of Susan H. Timken.

(3)	The number of shares beneficially owned by all Directors, nominees for Director and executive officers as a group has been calculated to eliminate duplication of beneficial ownership. This group consists of 16 individuals.

The following table gives information known to us about each beneficial owner of more than 5% of our common shares as of January 1, 2016, unless otherwise indicated below.

Beneficial Owner	Number of Shares	Percent of Class
Timken family(1)	9,438,289	11.76%
BlackRock, Inc.(2)	6,946,876	8.66%
First Eagle Investment Management, LLC(3)	6,020,841	7.50%
The Vanguard Group(4)	5,122,669	6.38%
Southern Sun Asset Management LLC(5)	5,031,021	6.27%

(1)	Members of the Timken family, including John M. Timken, Jr., and Ward J. Timken, Jr., have in the aggregate sole or shared voting and dispositive power with respect to 9,438,289 of our common shares, which includes 543,475 shares that Ward J. Timken, Jr., has the right to acquire on or before March 1, 2016. The Timken Foundation of Canton (the “Foundation”), 200 Market Avenue North, Suite 210, Canton, Ohio 44702, holds 5,000,944 of these shares, representing 6.23% of our outstanding common shares. Ward J. Timken, Joy A. Timken, Ward J. Timken, Jr., William R. Timken, Jr. and James M. Gresh are trustees of the Foundation and share the voting and investment power with respect to such shares.

There are no voting agreements or other arrangements among the members of the Timken family regarding the 9,438,289 common shares and, accordingly, the members of the Timken family shall not be deemed a “group” for purposes of Rule 13d-3 under the Securities Exchange Act of 1934 with respect to such shares. Accordingly, each member of the Timken family disclaims beneficial ownership of any of our common shares as to which such member does not have sole or shared voting or investment power.

(2)	A Schedule 13G/A filed with the SEC on February 10, 2016, by BlackRock, Inc., 55 East 52nd Street, New York, New York 10055, indicated that it has sole voting power over 6,417,142 common shares and sole investment power over 6,946,876 common shares.

(3)	A Schedule 13G filed with the SEC on February 5, 2016, by First Eagle Investment Management, LLC, 1345 Avenue of the Americas, New York, New York 10105, indicated that it has sole voting power over 5,842,034 common shares and the sole investment power over 6,020,841 common shares.

(4)	A Schedule 13G/A filed with the SEC on February 10, 2016, by The Vanguard Group, 100 Vanguard Blvd., Malvern, Pennsylvania 19355, indicated that it has sole voting power over 52,930 shares, sole investment power over 5,070,139 common shares and aggregate beneficial ownership of 5,122,669 common shares.

(5)	A Schedule 13G filed with the SEC on February 12, 2016, by SouthernSun Asset Management LLC, 6070 Poplar Avenue, Suite 300, Memphis, TN 38119, indicated that it has sole voting power over 4,442,911 common shares and the sole investment power over 5,031,021 common shares.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our executive compensation programs are designed to reward our executives for delivering exceptional performance and building shareholder value. The structure of our programs enables us to provide a competitive total rewards package while aligning senior executive interests to those of our shareholders. The following chart highlights the key considerations behind the development, review and approval of the compensation for our executive officers named in the 2015 Summary Compensation Table (our named executive officers, or “NEOs”):

Objectives

Our executive compensation program is designed to:

●   Align the interests of our executives and shareholders

●   Reward for sustained, strong business results

●   Attract, retain and motivate the best talent

Philosophy

Our executive compensation philosophy is built on the following principles:

●   Recognizing that people are our most important asset

●   Rewarding results linked to short- and long-term performance (pay-for- performance)

●   Positioning pay affordably and competitively in the marketplace

●   Driving a focus on increasing shareholder value

2015 Performance

The Company ended 2015 with sales of $2.9 billion and a net loss per share of $0.84, reflecting the impact from non-cash pension settlement charges of approximately $465 million (pre-tax) that were recorded in 2015, unfavorable price/mix, weaker end-market demand across most sectors and the impact of foreign currency exchange rates.

Although we faced a challenging environment globally, we maintained double-digit operating margins, generated strong cash flow, acquired our belts product line and made structural improvements to our cost-competitiveness. We generated net cash from operations of $375 million in 2015 (up from $282 million in 2014), and returned $87 million through dividends to our shareholders. In addition, we repurchased 8.6 million shares, or nearly 10 percent of our outstanding shares.

During 2015 we also continued to de-risk our pension plans and took actions to reduce our gross liability by more than $1 billion. In addition, despite the challenging market environment, we took steps to advance DeltaX, a multi-year initiative designed to accelerate product development and line expansion, with new applications and products as well as additional sales and engineering resources, and drove operational performance with $60 million in costs savings.

The decline in our stock price during 2015 resulted in a total shareholder return of -31.1% for the year (-3.8%, -1.5%, and 4.5% over three, five and ten years, respectively).

These results, along with our performance as measured by other financial and operational metrics discussed in this CD&A, resulted in incentive plans for our named executive officers paying below target levels. See page 29 for details on annual incentive award decisions, and the “Outstanding Strategic Performance Share Awards” section on page 32 for details on long-term incentive award payouts.

Overall, executive compensation for 2015 reflects our compensation objectives and our operating performance, demonstrating a long-standing commitment to pay our executives based upon the performance they deliver.

*Total Shareholder Return for the Company was calculated on an annualized basis, assumes quarterly reinvestment of dividends and takes into account the value of TimkenSteel common shares distributed in the Spinoff on June 30, 2014.

**See page 27 for the companies that are included in the Peer Median.

2015 Compensation Decisions and Actions

Factors Guiding Our Decisions (see page 25 for details)

●   Executive compensation program objectives and philosophy

●   Financial performance

●   Recommendations of the CEO for other NEOs

●   Assessment of risk management, including avoidance of unnecessary or excessive risk   taking to ensure long-term shareholder value

●   Shareholder input including “say-on-pay” vote

●   Advice of independent outside compensation consultant

●   Market pay practices

●   Current and historical compensation

Program Updates Implemented at the Beginning of 2015

Long-Term Incentive Plan Changes

In 2015, the Company provided a long-term incentive mix consisting of 50% performance-based restricted stock units, 30% nonqualified stock options and 20% time-vesting restricted stock units to its executives as part of the

Long-Term Incentive Plan. This allocation provides a balanced market-competitive compensation package and reinforces the Company’s commitment to paying for performance.

Annual Performance Award Metrics

For 2015, annual performance award payouts were determined by adjusted earnings before interest and taxes (“EBIT”) (weighted at 80% of the total target annual performance award opportunity) and working capital as a percentage of sales (weighted at 20%). See page 29 for a description of how adjusted EBIT is calculated.

To increase transparency for shareholders, in 2015 the Company began disclosing the specific threshold, target and maximum goals for our annual performance award metrics (see page 30).

Shareholder Approval of Incentive Plans

In 2015, Timken shareholders approved The Timken Company Senior Executive Management Performance Plan, as amended and restated as of February 13, 2015 (the “SEMPP”) and the Long-Term Incentive Plan, which authorized the issuance of an additional 6,000,000 common shares.

Key 2015 Compensation Decisions (see page 28 for details)

The compensation decisions outlined below demonstrate our strong, sustained commitment to paying for performance.

Base Salary

●   CEO: Mr. Kyle did not receive a base salary increase in 2015.

●   Other NEOs: Mr. Fracassa was named Chief Financial Officer in March 2014. In recognition of his new role, he received a base salary increase of 13.6% in March 2015 to adjust his pay to the market level compensation paid to executives with comparable responsibility and experience. None of the other NEOs received a base salary increase in 2015.

Annual Incentive

Based on the Company’s 2015 performance, the SEMPP was paid at 42% for the NEOs, reflecting below-target actual performance for this time period and the exercise of negative discretion by the Compensation Committee to align SEMPP payments with the payouts under the Company’s broad-based annual incentive plan. For additional details, see the “Annual Incentive” section on page 29.

Long-Term Incentives

The NEOs received target grants of nonqualified stock options, time-vesting restricted stock units and performance-based restricted stock units in 2015, with values ranging from approximately $260,000 to $4.2 million.

Settlement of Prior Strategic Performance Share Awards

2013–2015 strategic performance share cycle: As a result of the Spinoff in 2014, the performance cycle for the 2013–2015 strategic performance share cycle was scored as of June 30, 2014. The target number of strategic performance shares was reduced by half and earned at 78% of this reduced target for the shortened 2013–2015 performance period (see additional details in “Outstanding Strategic Performance Share Awards” on page 32). The value of these shares appreciated 20% between the start of the performance cycle and July 1, 2014, resulting in final award values equal to 94% of the reduced target (78% multiplied by 120%).

In August 2014, NEOs received a grant for the second half of the 2013–2015 cycle, with targeted values ranging from approximately $80,000 to $830,000. Based on actual performance, strategic performance share awards were earned at 59% of target for the second half of the 2013-2015 performance cycle. Both halves of this cycle were paid out in
2016. See page 32 for more information.

Eliminated Excise Tax Gross-Ups in Severance Agreements

To align with market trends and governance best practice, in 2015 the Company discontinued the use of excise tax gross-ups in NEO severance agreements. Each NEO’s current severance agreement has been updated to reflect this change.

2016 Program Updates	Adoption of Compensation Peer Group Beginning in 2016, the Company will use a newly-defined peer group as a reference when determining executive compensation.

CEO Pay At-A-Glance

Target pay for 2015 for Mr. Kyle was determined by the Compensation Committee after consideration of the factors described below under “Determining Compensation for 2015.” The Compensation Committee considered the total compensation package in relation to the target established for the position, taking into account the scope of responsibilities for the particular position. Further details are provided on page 25

Elements of our executive total rewards consist of base salary, annual incentives and long-term incentives that include restricted stock units, stock options, retirement income programs and other benefits.

The chart below shows the components of total compensation awarded to Mr. Kyle for 2015 performance, both on a targeted basis and based on the realizable value as of December 31, 2015. The targeted value of long-term incentives granted in 2015 reflects grant date fair values based on a share price of $41.79. The realizable value of these awards reflects our year-end share price of $28.59.

Realizable Pay Definitions

Base Salary: Represents the yearly guaranteed fixed amount of cash compensation.

Annual Incentive: Represents annual performance award payout amount for 2015.

Long-Term Incentives: Includes the in-the-money value of nonqualified stock options, value of time-vested restricted stock grants and the value of performance shares (at target).

Aligning Pay with Performance

The Company’s success depends largely on the contributions of motivated, focused and energized people all working to achieve our strategic objectives. This understanding shapes our approach to providing a competitive total rewards package to our CEO and the other named executive officers.

Pay-for-performance is one of the four principles that make up our executive compensation philosophy. To ensure that we are adhering to this principle, we evaluate the degree of alignment of our total incentive compensation to our business results, including the level of adjusted EBIT, return on invested capital (“ROIC”) and adjusted earnings per share (“EPS”), as well as total shareholder return.

The Company’s Approach to Rewarding Performance

Annual Incentive

●   Reward achievement of short-term individual and corporate performance goals

Time-Vesting Restricted Stock Units and Stock Options

●   Reward long-term value creation

●   Reinforce ownership in the Company

●   Support retention of executives

Performance-Based Restricted Stock Units

●   Reward long-term financial results that drive value creation

●   Reinforce ownership in the Company

The Company uses a balance of short- and long-term incentives as well as cash and non-cash compensation to meet these objectives. The elements of executive compensation provided to our NEOs for 2015 consisted of base salary, annual incentives, long-term incentives including nonqualified stock options, time-vesting restricted stock units and performance-based restricted stock units, retirement income programs and other benefits. Our compensation programs are designed to link pay and performance.

●	Program Design: 85% of the targeted total direct compensation for Mr. Kyle and between 58%-77% targeted for the other NEOs is comprised of incentive-based pay.

●	Performance Assessment: Our Compensation Committee uses a comprehensive and well-defined process to assess Company performance. We believe our metrics focus management on the appropriate objectives for the creation of both short- and long-term shareholder value.

The Company’s incentive compensation programs for executives are designed to link compensation with the full spectrum of our business goals, some of which are short-term, while others take several years or more to achieve:

	Short-Term (Cash) Annual Incentive*	Long-Term (Equity) Performance- Based Restricted Stock Units	Long-Term (Equity) Time-Vesting Restricted Stock Units	Long-Term (Equity) Nonqualified Stock Options

Objective	Short-term operational business priorities	Long-term strategic financial goals and value creation	Long-term shareholder value creation	Long-term shareholder value creation

Time Horizon and 2015 Metrics	1 Year 80% Adjusted EBIT 20% Working capital as a percentage of sales	3 Years 80% Adjusted EPS 20% ROIC	4 Years	10 Years

*See “Annual Incentive” section on page 29 for more details.

Other key features of our executive compensation program include:

●	Stock ownership requirements: Our stock ownership guidelines require all senior executives to meet specific ownership targets based on position. This requirement aligns the interests of our executives to those of our shareholders. See page 35 for more information.

●	Clawback provisions: The Company maintains specific provisions regarding the recovery (“clawback”) of awards to deter certain types of conduct, including conduct that could affect the accuracy of the Company’s financial statements. These provisions apply to both short- and long-term incentive programs where, if personal misconduct or any fraudulent activity on the part of the executive leads to the restatement of Company financial results, the Company can clawback an award. In such cases, the Compensation Committee has discretion, based on applicable facts and circumstances, to cause the Company to recover all or any portion of the incentive paid or payable to the executive for some or all of the years covered by the restatement.

●	Other practices: In recent years, the Company eliminated gross-ups on perquisites and added double-trigger vesting requirements to “change in control” provisions in severance agreements and equity grants. Double-trigger vesting requirements require a qualifying termination of employment within a specific period of time after a change in control before severance is paid or equity awards vest in connection with the change in control.

We also eliminated excise tax gross-ups for new participants in our executive compensation program and discontinued the use of Excess Benefit Agreements under the Supplemental Pension Plan of the Company for new entrants. In 2015, we discontinued excise tax gross-ups in all NEO severance agreements. All of our NEOs now have severance agreements without excise tax gross-ups — including Mr. Burkhart and Mr. Mihaila, who both voluntarily relinquished excise tax gross-ups in August 2015.

Consideration of 2015 Say-on-Pay Vote

In evaluating the design of our executive compensation programs and the specific compensation decisions for each of our NEOs, the Compensation Committee considers shareholder input, including the advisory “say-on-pay” vote at our annual meeting, in addition to other factors described below. In 2015, over 93% of the votes cast approved the compensation for our NEOs described in our Proxy Statement for the 2015 Annual Meeting of Shareholders. Due to the strong level of shareholder support and the absence of specific shareholder concerns evidenced by the results of this vote, the Compensation Committee determined that no other substantive changes to our compensation programs were warranted as a result of the shareholder advisory vote.

Benchmarking Our 2015 Executive Compensation Program

The Company establishes target compensation levels that are consistent with market practice and internal equity considerations relative to base salaries, annual incentive awards and long-term incentive grants, as well as with the Compensation Committee’s assessment of the appropriate pay element mix for the position.

In order to gauge the competitiveness of its compensation programs, the Company periodically reviews survey data from nationally recognized consulting firms. Collectively, these databases reflect the pay practices of hundreds of companies in a range of industries. The Company attempts to position itself to attract and retain qualified senior executives in the face of competitive pressures in its relevant general labor markets.

In 2015, the Company used information regarding the pay practices of companies in these databases with revenues between $3 billion and $6 billion as well as pay data regressed to the Company’s revenue size. Specifically in 2015, the Company used the Towers Watson Executive Compensation Database. The compensation data subjected to this analysis, and not the identity of the individual companies participating in the surveys for this database, was a significant factor considered by the Compensation Committee with respect to its 2015 executive compensation decisions for our NEOs.

The Company believes that revenues are an appropriate indicator of the size and complexity of an organization, which should be reflected in determining compensation levels. Furthermore, in 2015 the Company viewed general industrial companies of comparable size as the relevant market for the Company’s senior executive talent.

Determining Compensation for 2015

Role of the Compensation Committee

Each year, the Compensation Committee determines the appropriate level of compensation for our NEOs. As part of this process, the Compensation Committee reviews all of the components of compensation for the NEOs and determines if each individual’s total compensation is reasonable and consistent with the Company’s compensation philosophy. The Compensation Committee reviews each component of compensation individually, targets the median (50th) percentile of the competitive market data for total direct compensation and after consideration of additional factors (the executive’s responsibilities, experience level, retention risk, tenure and performance in the position) may make adjustments to any element of an executive’s compensation.

The Compensation Committee then approves, with any modifications it deems appropriate, base salary ranges, target annual incentive award opportunities and long-term incentive grants for the Company’s NEOs. The amount of past compensation realized or potentially realizable has not directly impacted the level at which current and long-term pay opportunities have been set, though the Compensation Committee may consider this information in its deliberations.

In the course of this analysis and development of proposed total compensation packages, Towers Watson, the Compensation Committee’s external compensation consultant, reviews the relevant information and discusses its findings with the Compensation Committee.

Role of the CEO and Management

The CEO, in consultation with executive compensation leadership and Towers Watson, prepares compensation recommendations for the NEOs (other than the CEO) and presents these recommendations to the Compensation Committee. These recommendations are based on the CEO’s personal review of each NEO’s performance, job responsibilities and importance to our overall business strategy, as well as our compensation philosophy. Although these recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation for NEOs.

As part of this process, the Company also compares each element of compensation provided to its NEOs to market data and considers the total compensation package in relation to the target established for the position, taking into account the scope of responsibilities for the particular position. Total direct compensation (base salary, annual incentives and long-term incentive grants) is also evaluated in relation to the total compensation of comparable positions derived from the general market data as well as internal equity considerations.

The compensation package for the CEO is determined by the Compensation Committee and approved by the independent members of the Board during executive session.

Role of the Compensation Consultant

To add rigor in the review process and to inform the Compensation Committee of market trends, the Compensation Committee engages the services of Towers Watson, an independent executive compensation consultant, to analyze our executive compensation structure and plan designs, and to assess whether the compensation program is competitive and supports the Compensation Committee’s goal to align the interests of executive officers with those of shareholders. Towers Watson also directly provides the Compensation Committee with market data, which the Compensation Committee references when determining compensation for executive officers.

In 2015, Towers Watson’s primary areas of assistance were:

●	Gathering information related to current trends and practices in executive compensation in response to questions raised by the Compensation Committee and management;

●	Reviewing information developed by management for the Compensation Committee and providing its input on such information to the Compensation Committee;

●	Attending and participating in meetings with the Compensation Committee, as well as briefings with the committee chairperson and management prior to meetings; and

●	Reviewing with management and the Compensation Committee materials to be used in the Company’s Proxy Statement.

The Compensation Committee has authorized Towers Watson to interact with the Company’s management, as needed, on behalf of the Compensation Committee.

The Compensation Committee has the sole authority to approve the independent compensation consultant’s fees and terms of the engagement. Thus, the Compensation Committee annually reviews its relationship with, and assesses the independence of, Towers Watson to ensure executive compensation consulting independence. The process includes a review of the services Towers Watson provides, the quality of those services, and fees associated with the services during the fiscal year. During fiscal year 2015, Towers Watson received $260,000 for the executive compensation consulting services it provided to the Compensation Committee. Other professional consulting services provided by Towers Watson to our Company totaled approximately $5.0 million for actuarial, pension administration and other services to us and our benefit plans (including health benefits, broad-based compensation, human capital and international consulting). Of the $5.0 million in fees incurred in 2015 for other professional consulting services, approximately $2.7 million was one-time costs related to the purchase of two group annuity contracts for the payment and administration of future pension benefits for certain retirees, and approximately $1.0 million was related to trust administration and outsourcing pension administrative services. The Compensation Committee has also considered and assessed all relevant factors that could give rise to a potential conflict of interest with respect to the work performed by Towers Watson. Based on this review, the Compensation Committee did not identify any conflict of interest raised by the work performed by Towers Watson.

Adopting an Executive Compensation Peer Group

In November 2015, the Compensation Committee approved the use of a newly-defined peer group. Beginning in 2016, the Company will use this peer group as a reference point when determining executive compensation. This peer group consists of a select group of companies that our Compensation Committee believes are representative of the talent market in which we compete and consists of the following companies for 2016:

Allison Transmission Holdings, Inc. American Axle & Manufacturing Holdings, Inc. Colfax Corporation Crane Co. Donaldson Company, Inc. Flowserve Corp. IDEX Corporation ITT Corporation Joy Global, Inc.

Kennametal, Inc.

Lincoln Electric Holdings, Inc.

Meritor, Inc.

Nordson Corporation

Regal Beloit Corporation

Rexnord Corporation

Trinity Industries, Inc.

Triumph Group, Inc.

Westinghouse Air Brake Technologies Corporation

While the Compensation Committee will consider peer group data in determining the competitiveness of executive compensation, it will be only one factor taken into consideration when determining the total compensation for our NEOs. The Compensation Committee will also consider the other factors listed in “Factors Guiding Our Decisions” on page 20.

Elements of the Executive Compensation Program

Key Elements of Our 2015 Total Rewards Program

	Link to Program Objectives	Type of Compensation	Key Features

Base Salary	A standard compensation element in executive compensation packages, offering market competitive fixed compensation to attract and retain talent.	Cash	Provides a stable source of income.

Annual Incentive	A cash-based award that encourages executives to focus on specific corporate performance goals.	Cash	Target incentive opportunity is set as a percentage of base salary and is granted only if threshold performance levels are met.

Long-Term Incentive: Nonqualified Stock Options	Helps ensure that executive pay is directly linked to the achievement of the Company’s long-term objectives and promotes retention.	Long-Term Equity	Four-year vesting and ten-year exercise period; NEOs holding nonqualified stock options will receive greater value if the stock price rises.

Long-Term Incentive: Performance- Based Restricted Stock Units	Links compensation of executives to the building of long-term shareholder value, balances short-term operating focus, and aligns the long-term financial interests of executive management with those of our shareholders.	Long-Term Equity	Designed to reward executives for attainment of specified long-term corporate performance goals; value is linked to stock price.

Long-Term Incentive: Time-Vesting Restricted Stock Units	Rewards long-term shareholder value creation, enhances executive stock ownership and promotes retention.	Long-Term Equity	Four-year time vesting; value is linked to stock price.

Retirement Benefits	An element of a total rewards program that helps attract and retain executive talent.	Benefit	NEOs receive retirement benefits through several plans: ● Qualified and nonqualified defined contribution plans; ● Qualified and nonqualified defined benefit plans; and ● Deferred compensation plan.

Other Benefits	Keeps program competitive and provides protection for executives, where warranted.	Benefit	Perquisites are limited in amount and use.

Severance and Change of Control Agreements	Helps ensure NEOs remain focused on creating sustainable performance.	Benefit	Agreements protect the Company and the NEOs from risks by providing: ● Economic stability; ● Death or disability payments; and ● Payments and benefits in the event of a change in control.

Analysis of 2015 Compensation

Base Salary

Base salaries for the NEOs are intended to reflect the scope of their responsibilities, the length of their experience performing those responsibilities and their performance. The Compensation Committee initially determines base salary ranges for executive officers using external surveys of salary practices for positions with similar levels of responsibility. The Compensation Committee also

Establishing Base Salaries When establishing base salaries for NEOs, the Compensation Committee considers general industry data for comparable roles as a guideline.

reviews base salaries for the NEOs annually in light of each officer’s experience, leadership, current salary and position in the salary range.

2015 Base Salary Decisions

●	CEO: Mr. Kyle did not receive a base salary increase in 2015.

●	Other NEOs: Mr. Fracassa was named Chief Financial Officer in March 2014. In connection with his new role, he received a base salary increase of 13.6% in March 2015 to adjust his pay to the market level compensation paid to executives with comparable responsibility and experience. None of the other NEOs received a base salary increase in 2015.

Annual Incentive

The Company’s annual incentive provides the NEOs with the opportunity to earn rewards based on the achievement of corporate performance goals established by the Compensation Committee and approved by the Board. It is intended to focus the NEOs on specific performance goals in the current year. For all NEOs, the 2015 annual incentive was delivered through the SEMPP.

Linking Compensation to Performance

The Compensation Committee established adjusted EBIT as the primary performance measure because it believes this measure is closely correlated with the creation of shareholder value.

Our SEMPP permits us to grant awards that may comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In order for amounts earned under this plan to qualify as “performance-based,” the Compensation Committee can exercise discretion only to reduce an award. As a result, performance at target levels results in the plan being funded above the level of the Company’s other annual incentive plans. This provides the Compensation Committee with the flexibility to determine actual awards for the NEOs that are consistent with the awards made to other annual incentive plan participants, which has been the historical practice.

In 2015, the Company used adjusted EBIT (calculated to exclude the effects of acquisitions and divestitures above $50 million in size, changes in tax laws or accounting principles, the impact of settlement/curtailment charges related to defined benefit pension and post retirement plans, the impact of charges or gains related to non-budgeted restructuring actions and any amounts received under the U.S. Continued Dumping and Subsidy Offset Act) and working capital as a percentage of sales as the performance measures for funding the SEMPP. Because actual performance for both measures was below target, the 2015 SEMPP was eligible to be funded at 85% of target. The SEMPP provided Mr. Kyle, as CEO, a target award opportunity of 120% of base salary and the other NEOs a target award opportunity ranging from 45% to 75% of base salary.

Aligning Executive Annual Incentives with Broad-Based Annual Incentive Plan

Like other salaried Company employees, our NEOs have the opportunity to receive an annual incentive award for meeting and exceeding a series of individual and collective performance targets over the course of the year. While the SEMPP is the plan NEOs participate in, the payouts from this plan take into account payouts associated with the Company’s broad-based annual incentive plan that covers other salaried employees generally. Annual incentive payouts are determined by the following factors:

●       Corporate performance (measured by adjusted EBIT and working capital as a percentage of sales)

●       Individual performance

Performance goals for the Company’s broad-based annual incentive plan were set at the start of the year. In addition to the performance measures outlined by the SEMPP, performance against the broad-based annual incentive plan goals is a factor the Compensation Committee considers when determining an NEO’s annual incentive payout. A summary of performance and calculated payouts for 2015 annual incentives are shown in the section below.

2015 Annual Performance Award Decisions

The SEMPP is used to maintain the tax deductibility of annual incentive awards. Under the SEMPP, actual performance under the two financial metrics must reach the respective minimum threshold for that portion of the SEMPP plan to be funded.

The Compensation Committee determined the actual annual incentive award for each NEO under the SEMPP should be based on the calculated award, as a percentage of target opportunity, under the Company’s broad-based annual incentive plan for other management-level employees (detailed in the charts below). As a result, the Compensation Committee exercised negative discretion to reduce the named executive officers’ awards to be in line with the broad-based plan. Performance targets and actual performance levels for the 2015 SEMPP and broad-based annual incentive plan are shown below:

SEMPP

	Threshold	Target	Maximum	Actual
Adjusted EBIT (80% weighting)	$280M	$382M	$458M	$310M (106% funding)
Working Capital as a % of Sales (20% weighting)	29.3%	27.8%	25.8%	29.6% (0% funding)

Plan Funding	80%	170%	260%	85% funding

Broad-Based Annual Incentive Plan

	Threshold	Target	Maximum	Actual
Adjusted EBIT (80% weighting)	$306M	$382M	$458M	$310M (53% payout)
Working Capital as a % of Sales (20% weighting)	29.3%	27.8%	25.8%	29.6% (0% payout)

Plan Payout	50%	100%	200%	42% payout

The calculated award for the 2015 broad-based annual incentive plan was 42% for corporate participants. Accordingly, the 2015 cash award payout equaled 42% of the target opportunity for Mr. Kyle and the other NEOs, reflecting the Compensation Committee’s use of negative discretion to reduce payouts from the SEMPP to be in line with the broad-based plan.

Long-Term Incentives

The Compensation Committee administers the Long-Term Incentive Plan, which was approved by our shareholders. Awards under the Long-Term Incentive Plan can be made in the form of common shares, nonqualified stock options, incentive stock options, appreciation rights, performance shares, performance units, restricted shares, restricted stock units, deferred shares and dividend equivalents. In 2015, the Company granted:

●	Nonqualified stock options that vest 25% per year over four years with a ten-year exercise period and are intended to provide value to the holder only if shareholders receive additional value after the date of grant;

●	Performance-based restricted stock units that align executives’ long-term financial interests with those of our shareholders and link compensation to building long-term shareholder value; and

●	Time-vesting restricted stock units that vest 25% per year over four years and provide strong alignment between the interests of Company executives and shareholders.

The value of each type of long-term incentive grant is linked directly to the performance of the Company or price of its common shares. In the case of stock options, the recipient recognizes value only to the extent that the stock price rises above the market price of the stock at the time the option is granted. For performance-based restricted stock units, the value of the grant is tied to both the Company’s stock price and the achievement of challenging financial objectives, and the value of time-vesting restricted stock units is directly linked to the stock price.

In each case described above, an executive must generally remain employed by the Company for a specified period of time to earn the full value of an award, which aids the Company in retaining executives. In total, the Company believes that these grants provide a balanced focus on shareholder value creation and retention of key managers over the course of a full business cycle. These grants also serve to balance the short-term operating focus of the Company and align the long-term financial interests of executive management with those of our shareholders.

The size of the long-term incentive grants and the allocation of grant value among the long-term incentive grant types is based on a combination of market practice, internal equity considerations and the relative importance of the objectives behind each of the grants.

2015 Long-Term Incentive Decisions

For the grants made in 2015, the target value to be delivered in nonqualified stock options, performance-based restricted stock units and time-vesting restricted stock units was 400% of the base salary midpoint for Mr. Kyle, and between 95% and 215% of the base salary midpoint for the other NEOs. The allocation percentage between the three types of equity for all NEOs was 30% nonqualified stock options, 50% performance-based restricted stock units and 20% time-vesting restricted stock units.

Driving Shareholder Return

Long-term incentive grants are intended to balance the short-term operating focus of the Company and align the long-term financial interests of executive management with those of our shareholders.

The target value for each grant is converted to a number of shares or options based on a calculated average stock price over a defined period prior to the grant. The Compensation Committee used the average price over the five trading days immediately preceding the grant date in determining the number of shares or options granted in 2015.

The Compensation Committee typically makes long-term incentive grants at the first regularly scheduled meeting of each year when the Compensation Committee determines all elements of the NEOs’ compensation for the year. Board and Compensation Committee meetings are generally scheduled at least a year in advance.

Stock Options

In 2015, our key employees (including the NEOs) received nonqualified stock options that:

●	Have an exercise price equal to the opening price of the stock on the date of grant;
●	Will vest over a four-year period in equal amounts each year; and
●	Will expire ten years after the date of grant.

The Compensation Committee believes that these awards help the Company retain executives and focus attention on longer-term performance. Stock options are an effective motivational tool because they only have value to the extent the stock price on the date of exercise exceeds the exercise price on the grant date. They are only an effective element of compensation and retention, however, if the stock price grows over the term of the award. For information about the specific number of stock options awarded in 2015 to each NEO, see the 2015 Grants of Plan-Based Awards Table on page 39.

Under accounting rules, nonqualified stock options are expensed over the vesting period using the Black Scholes value on the date of grant.

Performance-Based Restricted Stock Units

In an effort to further align the long-term interests of executive leadership with those of our shareholders, and to provide an incentive to achieve long-term financial objectives, the Compensation Committee granted performance-based restricted stock units that vest pending achievement of specified performance objectives. Performance-based restricted stock units also serve to both reward and retain executives, as the receipt of a payout is linked to performance and the value of the payout is linked to the share price when the shares vest.

The performance objectives for performance-based restricted stock units granted in 2015 were three-year cumulative adjusted EPS (calibrated to reflect an appropriate level of growth) and ROIC for a three-year performance period (2015-2017). The Compensation Committee selected these metrics because it believes they are key components of shareholder value creation and highly correlated to achievement of the Company’s business strategy. Actual performance is calculated to exclude the effects of tax reserve adjustments related to prior years, the impact of changes to valuation allowances against deferred tax assets related to prior years, one-time costs associated with unplanned acquisitions and divestitures in excess of $400 million per transaction, changes in tax laws or accounting principles, the impact of settlement/curtailment charges related to defined benefit pension and post retirement plans, the impact of charges or gains related to non-budgeted restructuring actions and any amounts received under the U.S. Continued Dumping and Subsidy Offset Act. At the time the specific performance targets for each metric were established, the Compensation Committee believed that the targets for the performance-based restricted stock units granted in 2015 were very challenging, but achievable. The Company’s performance targets for the performance-based restricted stock units granted in 2015 are shown in the following table:

2015-2017 Performance-Based RSU Cycle

	Threshold	Target	Maximum
Three-Year Cumulative Adjusted EPS (80% weighting)	$6.10	$8.75	$11.40
ROIC (20% weighting)	9%	12%	15%

Plan Funding	50%	100%	200%

Under accounting rules, performance-based restricted stock units are expensed over the vesting period using the fair value on the date of grant and adjusted quarterly to account for anticipated performance.

Outstanding Strategic Performance Share Awards

On June 30, 2014, our former steel business, TimkenSteel, became an independent, publicly traded company. Prior to 2014, the Company granted performance-based equity in the form of strategic performance shares. In 2014, due to the challenges associated with tracking performance of metrics used with strategic performance shares post-Spinoff, the Compensation Committee approved closing the outstanding performance shares as of the Spinoff. As a result, performance under the applicable metrics was determined by the Compensation Committee as of the Spinoff and any earned awards were settled in cash at the time the award would have otherwise been settled.

The 2013–2015 strategic performance share measurement cycle ended June 30, 2014 — half way through the originally intended performance cycle. Performance for the first 18 months of the 2013–2015 performance cycle was scored as of June 30, 2014 and the earned amount, which was based on one-half of the original target number of strategic performance shares, was paid in cash in early 2016. In August 2014, NEOs received a grant for the second half of the 2013–2015 cycle, with targeted values ranging from approximately $80,000 to $830,000. This grant covered the performance period from July 1, 2014 through December 31, 2015 and was paid in shares in early 2016.

For the 2013–2015 strategic performance share cycle, performance targets were modified to reflect the impact of the Spinoff on the Company’s financial results. The original target number of strategic performance shares granted under the 2013–2015 cycle was reduced by 50% to reflect the fact the award was scored halfway through the performance period. Based on performance for the first half of the cycle, 78% of the reduced number of target strategic performance shares was earned. The value of these shares appreciated 20% between the start of the performance cycle and July 1, 2014, resulting in final award values equal to 94% of the reduced target (78% multiplied by 120%).

A new strategic performance share grant was made to account for the lost value associated with the truncated 2013–2015 strategic performance share award, with shares granted in August 2014, as illustrated below and shown in the 2014 Grants of Plan-Based Awards Table.

The chart below shows the performance targets for the August 2014 grant. As shown in the chart, vesting of these awards was based entirely on the achievement of cumulative adjusted EPS targets. While ROIC continues to be an important performance metric for the Company, due to the Spinoff it was difficult to establish appropriate capital standards for the basis of the calculation at the time the performance goals were set.

	Threshold	Target	Maximum	Actual
Cumulative Adjusted EPS	$3.46	$4.46	$5.46	$3. 64

Plan Funding	50%	100%	150%	59%

Based on actual performance, performance unit awards were earned at 59% of target for the second half of the 2013-2015 performance cycle. Both halves of the 2013-2015 cycle were paid in February 2016. Actual performance was calculated to exclude the effects of tax reserve adjustments related to prior years, the impact of changes in valuation allowances against deferred tax assets related to prior years, one-time costs associated with unplanned acquisitions and divestitures in excess of $50 million per transaction, changes in tax laws or accounting principles, the impact of settlement/curtailment charges related to defined benefit pension and post retirement plans, the impact of charges or gains related to non-budgeted restructuring actions and any amounts received under the U.S. Continued Dumping and Subsidy Offset Act.

Time-Vesting Restricted Stock Units

Time-vesting restricted stock units vest 25 percent each year over a four-year period. For information about the specific number of time-vesting restricted stock units awarded in 2015 to each NEO, see the 2015 Grants of Plan-Based Awards Table.

Under accounting rules, time-vesting restricted stock units are expensed over the vesting period using the fair value on the date of grant.

Retirement Income Programs

The Company’s retirement

The Company’s retirement income programs are an important retention tool. The Company maintains both qualified and nonqualified retirement income programs. The NEOs participate in qualified plans on the same terms and conditions as other eligible salaried employees and also participate in the Company’s income programs support an important part of our executive compensation program objectives: retention.

nonqualified retirement income programs. The Company currently provides non-qualified retirement income through two types of plans:

●	Nonqualified defined contribution plans provide for after-tax savings based on Company matching contributions and core defined contributions in excess of tax limits. The nonqualified defined contribution plan in which the NEOs participate is the Post-Tax Savings Plan. This plan is primarily intended to restore benefits that would be provided under the qualified retirement plans were it not for limits on benefits and compensation imposed by the Code. This program is open to eligible Company employees affected by the limitations imposed by the Code.

●	Nonqualified defined benefit plans provide for a targeted percentage of salary and annual incentive income that will continue through retirement. The NEOs participate in a nonqualified defined benefit plan called the Supplemental Pension Plan of the Company. There are two components to this plan:

(1)	A restoration portion, which is intended to restore benefits that would be provided under the qualified defined benefit plans were it not for limits on benefits and compensation imposed by the Code. This program is open to eligible Company employees (including the NEOs) participating in our U.S. broad-based defined benefit plan who are affected by the limitations imposed by the Code.

(2)	Individual Employee Excess Benefits Agreements for executive officers, which provide for a benefit based on final average earnings with offsets for benefits provided under the Company’s other retirement programs. Each of the NEOs has an Employee Excess Benefits Agreement. To align with market trends, in 2014 the Company made a decision to limit future participation in the Employee Excess Benefits program to those who are already participants.

Although the policies and procedures underlying the Company’s retirement income programs are the same for all participants, the age and length of service (including service as an officer of the Company) of each participant can have a significant effect on their benefit calculation because the programs have changed over time. In addition, because benefits under the Company’s retirement income programs are based on base salary and cash annual incentive compensation for the five highest non-consecutive years (out of the final ten years), pension values can increase significantly as salary and cash annual incentive compensation increases. Annual pension values in the 2015 Summary Compensation Table are also influenced by external factors such as interest rates. See “Pension Benefits” on page 42.

The value of the nonqualified retirement income programs is quantified each year and these programs are periodically reviewed for their competitiveness. To date, the value of these programs has not had a significant impact on decisions regarding salary, annual incentive awards or long-term incentive grants.

Deferred Compensation

The Company maintains a Deferred Compensation Plan that allows certain employees, including the NEOs, to defer the receipt on a pre-tax basis of a portion of their salary, employee or Company 401(k) or core defined contributions in excess of tax limits and/or incentive compensation payable in cash or common shares (other than restricted shares or options) until a specified point in the future. Cash deferrals earn interest quarterly at a rate based on the prime rate plus one percent. None of the NEOs earned “above-market” interest, as defined by the SEC.

The Deferred Compensation Plan is not funded by the Company, and participants have an unsecured contractual commitment by the Company to pay the amounts due under the plan. When such payments are due, they will be distributed from the Company’s general assets. In the event of a change in control of the Company, as defined in the plan, participants are entitled to receive deferred amounts immediately. The Compensation Committee believes that providing employees with tax deferral opportunities aids in the attraction and retention of such employees.

The value of deferred compensation amounts is quantified each year and this program is periodically reviewed for its competitiveness. To date, the value of deferred compensation has not had a significant impact on decisions regarding salary, annual incentive awards or long-term incentive grants for our NEOs.

Other Benefits

The Company’s executive officers, including all of the NEOs, are eligible to participate in a number of broad-based benefit programs, including health, disability and life insurance programs.

The NEOs may also receive certain perquisites including term life insurance coverage (although this program is closed to new entrants), financial counseling and tax preparation assistance and access to corporate country club memberships (although personal expenses are not reimbursed).

The Company does not provide tax gross-ups for these benefits to executives. These benefits are intended to provide executives with a competitive perquisite program that is reasonable and consistent with the Company’s overall approach to executive compensation. The total cost of these benefits is a small percentage of each NEO’s total compensation.

Severance Agreements

In addition to retirement payments, the Company provides termination-related payments in the event of involuntary termination without cause and involuntary termination without cause following a change in control through severance agreements with individual executives. Severance agreements are provided based on competitive market practice and the Company’s desire to ensure some level of income continuity should an executive’s employment be

The Company believes that providing for income continuity results in greater management stability and lower unwanted management turnover.
terminated without cause. The Company believes that providing for such income continuity results in greater management stability and lower unwanted management turnover.

The level of severance benefits reflects the Company’s perception of competitive market practice for the NEOs’ positions, based on an assessment by Towers Watson. Severance pay was established as a multiple of base salary and actual annual incentive compensation. The amounts of potential payouts are indicated in the Termination Scenarios Table.

To align with market trends and governance best practice, as of August 13, 2015, all of the executive officers of the Company have entered into severance agreements which do not contain an excise tax gross-up provision (including Mr. Burkhart and Mr. Mihaila, who both voluntarily relinquished excise tax gross-ups). In addition, to align with market practice for the CEO role, Mr. Kyle’s severance agreement was updated in 2015 to provide cash severance upon involuntary termination without cause equal to 2 times salary and bonus. Mr. Kyle’s agreement previously provided severance equal to 1.5 times salary and bonus (in line with the Chief Operating Officer role he held before becoming CEO).

Stock Ownership Guidelines

Stock ownership guidelines have been established for all senior executives and are intended to align the interests of executive management with those of our shareholders. These guidelines establish the following specific ownership target for each of the NEOs:

●   Mr. Kyle – 100,000 shares

●   Mr. Fracassa – 35,000 shares

●   Mr. Coughlin – 35,000 shares

●   Mr. Burkhart – 25,000 shares

●   Mr. Mihaila – 11,000 shares

Linking Compensation to Stock Performance

Guidelines tie the

compensation of the NEOs to our stock performance, since the increase or decrease in our stock price impacts their personal holding. As of December 31, 2015, all NEOs met or exceeded their individual ownership target.

The Company considers all shares owned by the executive, including deferred shares, restricted shares, performance shares and restricted stock units (stock settled) still subject to forfeiture, but not shares that are subject to unexercised options, in determining whether the executive has met their individual ownership target. As of December 31, 2015, all NEOs met or exceeded their individual ownership target.

Anti-Hedging/Pledging Policies

The Company has a formal policy that prohibits pledging Company stock or hedging the economic risk related to such stock ownership.

Clawback Provisions

The Company maintains specific provisions regarding the recovery of awards to deter certain types of conduct, including conduct that could affect the accuracy of the Company’s financial statements. These provisions apply to both short- and long-term incentive programs where, if personal misconduct or any fraudulent activity on the part of the executive leads to the restatement of Company financial results, the Company can clawback an award. In such cases, the Compensation Committee has discretion, based on applicable facts and circumstances, to cause the Company to recover all or any portion of the incentive paid or payable to the executive for some or all of the years covered by the restatement.

Tax Accounting Rules and Regulations

The Company analyzes the overall expense arising from aggregate executive compensation, as well as the accounting and tax treatment of such programs. Section 162(m) of the Code generally disallows a federal income tax deduction to publicly traded companies for compensation paid to certain executives to the extent such compensation exceeds $1 million per executive in any fiscal year. Compensation that satisfies the Code’s requirements for performance-based compensation is not subject to that deduction limitation. The Company has considered the impact of Section 162(m) of the Code by obtaining shareholder approval of the SEMPP and the Long-Term Incentive Plan. In addition, it may structure certain grants under the Long-Term Incentive Plan as performance-based compensation.

The Compensation Committee considers the deductibility of compensation and benefits for federal income tax purposes, along with other relevant factors, when determining executive compensation practices. While the Compensation Committee may take action from time to time to design certain elements of the NEOs’ compensation to meet the requirements for qualified performance-based compensation and limit the impact of Section 162(m) of the Code, the Compensation Committee also believes that tax deductibility is only one of several relevant considerations in setting compensation. The Compensation Committee believes that the tax deduction limitation should not compromise its ability to design and maintain executive compensation arrangements that will attract, motivate and help retain executive talent. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

EXECUTIVE COMPENSATION

2015 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation for our named executive officers for 2015:

Name and Principal Position (1)	Year	Salary	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total

Richard G. Kyle President & CEO	2015	$900,000	$2,994,254	$1,295,954	$453,600	$837,000	$162,962	$6,643,770
	2014	$850,000	$2,487,278	$2,677,778	$1,007,559	$1,062,000	$80,394	$8,165,009
	2013	$566,693	$607,716	$658,504	$792,519	$140,000	$94,856	$2,860,288

Philip D. Fracassa Executive Vice President and Chief Financial Officer	2015	$490,000	$661,327	$286,207	$152,810	$299,000	$69,107	$1,958,451
	2014	$417,067	$667,982	$482,599	$273,737	$703,000	$48,645	$2,593,030

Christopher A. Coughlin Executive Vice President, Group President	2015	$515,041	$936,096	$405,241	$162,238	$84,000	$47,585	$2,150,201
	2014	$512,541	$1,137,963	$893,424	$383,454	$1,349,000	$41,745	$4,318,127
	2013	$500,040	$607,716	$658,504	$695,051	$58,000	$55,977	$2,575,288

William R. Burkhart Executive Vice President, General Counsel and Secretary	2015	$455,100	$428,348	$185,261	$133,799	$0	$75,919	$1,278,427
	2014	$455,100	$971,636	$407,997	$318,062	$834,000	$73,730	$3,060,525

J. Ted Mihaila Senior Vice President & Controller	2015	$282,000	$189,100	$81,398	$53,298	$24,000	$23,314	$653,110
	2014	$282,000	$279,004	$148,230	$126,698	$586,000	$21,997	$1,443,929

(1)	Mr. Kyle became CEO in 2014 and previously served as chief operating officer. Mr. Fracassa became Chief Financial Officer in 2014 and previously served as senior vice president for corporate planning and development.

(2)	The amounts shown in this column for 2015 include the grant date fair market value of time-vesting restricted stock units granted in 2015. See the description of time-vesting restricted stock units on page 33. Additionally, this column includes the grant date fair market value of the performance-based restricted stock units for the 2015-2017 performance cycle. See the description of the performance-based restricted stock units on page 32. Should performance equal or exceed the maximum goals for these performance-based restricted stock units, the grant date fair market value for such awards would be: Mr. Kyle - $4,277,207; Mr. Fracassa - $944,454; Mr. Coughlin - $1,337,280; Mr. Burkhart - $612,224; and Mr. Mihaila - $269,546.

The Company is reporting for 2013 the full value of the full-cycle 2013-2015 strategic performance share grant even though one-half of this grant was subsequently cancelled, and for 2014 the regular annual long-term incentive grant plus the value of the half-cycle strategic performance share grant made in August 2014 in replacement of the portion of the 2013-2015 grant that was cancelled. As a result, the Stock Awards values in the 2014 row appear significantly higher in 2014 than in 2013.

The amounts shown in this column are computed in accordance with FASB ASC Topic 718.

(3)	The amounts shown in this column for 2015 represent the grant date fair value of nonqualified stock options granted in 2015 (calculated in accordance with FASB ASC Topic 718) using the Black-Scholes model. All stock options vest at a rate of 25% per year. Assumptions used to determine the value of these nonqualified stock options are listed in the discussion of Stock Compensation Plans in Note 13 of the Company’s Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

(4)	The amounts shown in this column for 2015 represent cash awards under the annual incentive plan for 2015 performance.

(5)	The amounts shown in this column for 2015 represent the difference between the accumulated benefit amounts shown in the 2015 Pension Benefits Table as of December 31, 2015 and those amounts calculated as of December 31, 2014. See the discussion of Pension Benefits on page 42 for a description of how the amounts as of December 31, 2015 were calculated. The amounts as of December 31, 2014 were calculated in the same manner as the December 31, 2015 amounts, except that a discount rate of 4.2% was used (compared to a discount rate of 4.7% for the 2015 amounts). As a result of the discount rate change from 4.2% to 4.7%, the change in pension value was negative for Mr. Burkhart and therefore the amount is shown as $0. The negative change in pension value for Mr. Burkhart is $207,000. For 2015, liabilities were determined assuming no probability of termination, retirement, death, or disability before age 62 (the earliest age unreduced pension benefits are payable from the plans). A measurement date of December 31, 2015 was used for all NEO’s.

(6)	The amounts shown in this column for 2015 are broken down in detail in the following table:

Name	Annual Company Contribution to SIP Plan and Core DC Program (a)	Annual Company Contribution to Post-Tax Savings Plan (b)	Executive Physicals	Financial Planning Reimburse- ment	Personal Use of Company Country Club Member- ships (c)	Spousal Travel (d)	Tax Gross- Ups (e)	Other (f)
Richard G. Kyle	$21,200	$131,405	$2,129	$875	$3,574	$1,433	$0	$2,346
Philip D. Fracassa	$21,200	$38,824	$1,463	$5,000	$0	$1,916	$0	$704
Christopher A. Coughlin	$11,925	$28,507	$1,997	$0	$747	$2,004	$0	$2,405
William R. Burkhart	$22,525	$43,194	$2,996	$4,650	$0	$0	$0	$2,554
J. Ted Mihaila	$11,925	$6,466	$2,286	$800	$0	$0	$0	$1,837

(a)	“SIP Plan” refers to the Savings and Investment Pension Plan, which is the Company’s qualified defined contribution plan for salaried employees. “Core DC Program” refers to the core defined contribution program for all salaried employees hired on or after January 1, 2004, as well as for salaried employees whose age plus years of service with the Company equaled less than 50 as of December 31, 2003. Messrs. Kyle, Fracassa and Burkhart participated in the Core DC Program during 2015.

(b)	The “Post-Tax Savings Plan” is the Company’s non-tax qualified restoration plan for salaried employees whose contributions and benefits in qualified retirement plans are limited by Section 415 of the Code.

(c)	The amounts shown for personal use of country club memberships reflect pro-rated amounts of Company-paid annual membership dues in 2015 that were used for personal use by the NEOs. There are no incremental costs to the Company for personal use, as all such costs are borne by the NEO.

(d)	The amounts shown for spousal travel include actual and estimated incremental travel expenses when accompanying the NEO on business travel.

(e)	The Company does not provide tax gross-ups for benefits to executives.

(f)	The amounts shown represent imputed income for the cost of pre-tax term life insurance (which is provided by the Company for all associates equal to one times their annual salary) for the portion that exceeds the IRS pre-tax limit of $50,000. In addition, this column includes a life insurance premium which is paid by the Company in connection with a death benefit agreement for Mr. Burkhart ($1,434).

2015 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning certain grants made to our named executive officers during 2015:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards: Number of Shares of Stock or Units			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/share)	Closing Price on Date of Grant	Grant Date Fair Value of Stock and Option Awards (5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Richard G. Kyle	02/12/2015 RSUs (1)	$864,000	$1,836,000	$2,808,000	25,588	51,175	102,350	20,475	111,050	$41.79	$42.07	$855,650
	02/12/2015 SEMPP (2)
	02/12/2015 NQSOs (3)											$1,295,954
	02/12/2015 Perf RSUs (4)											$2,138,603
Philip D. Fracassa	02/12/2015 RSUs (1)	$291,067	$618,517	$945,967	5,650	11,300	22,600	4,525	24,525	$41.79	$42.07	$189,100
	02/12/2015 SEMPP (2)
	02/12/2015 NQSOs (3)											$286,207
	02/12/2015 Perf RSUs (4)											$472,227
Christopher A. Coughlin	02/12/2015 RSUs (1)	$309,025	$656,677	$1,004,330	8,000	16,000	32,000	6,400	34,725	$41.79	$42.07	$267,456
	02/12/2015 SEMPP (2)
	02/12/2015 NQSOs (3)											$405,241
	02/12/2015 Perf RSUs (4)											$668,640
William R. Burkhart	02/12/2015 RSUs (1)	$254,856	$541,569	$828,282	3,663	7,325	14,650	2,925	15,875	$41.79	$42.07	$122,236
	02/12/2015 SEMPP (2)
	02/12/2015 NQSOs (3)											$185,261
	02/12/2015 Perf RSUs (4)											$306,112
J. Ted	02/12/2015 RSUs (1)	$101,520	$215,730	$329,940	1,613	3,225	6,450	1,300	6,975	$41.79	$42.07	$54,327
Mihaila	02/12/2015 SEMPP (2)
	02/12/2015 NQSOs (3)											$81,398
	02/12/2015 Perf RSUs (4)											$134,773

(1)	The “RSUs” amounts shown reflect the time-vesting restricted stock units granted to each NEO in 2015 under the Long-Term Incentive Plan. See the description of time-vesting restricted stock units on page 33.

(2)	The “SEMPP” amounts shown indicate possible funding levels at threshold, target and maximum performance levels under the SEMPP for 2015. The SEMPP is a shareholder-approved plan in which all the NEOs participated in 2015. The Compensation Committee exercised negative discretion to reduce the named executive officers’ awards to be in line with the broad-based annual incentive plan. Target payout amounts for each of the NEOs under the broad-based annual incentive plan calculation were as follows: Mr. Kyle - $1,080,000; Mr. Fracassa - $363,833; Mr. Coughlin - $386,281; Mr. Burkhart - $318,570; and Mr. Mihaila - $126,900. See the “Annual Incentive” section on page 29 for additional details.

(3)	The “NQSOs” amounts shown reflect nonqualified stock options granted in 2015. All options granted to the NEOs during 2015 were granted on February 12, 2015. All options were granted pursuant to the Long-Term Incentive Plan with an exercise price equal to the opening price on the date of grant, have a ten-year term and will generally become exercisable over four years in 25% increments on the anniversary of the date of grant.

(4)	The “Perf RSUs” amounts shown indicate aggregate threshold, target and maximum award opportunities for the performance-based restricted stock units covering the 2015-2017 cycle granted to each NEO in 2015 under the Long-Term Incentive Plan. See the description of the performance-based restricted stock units on page 32.

(5)	The amounts shown reflect the grant date fair market value of time-vesting restricted stock units, nonqualified options and performance-based restricted stock units granted in 2015, calculated in accordance with FASB ASC Topic 718. The fair market value of time-vesting restricted stock units and performance-based restricted stock units is the opening price of our common shares on the date of grant multiplied by the number of shares granted. The fair market value of options is determined by using the Black-Scholes model.

OUTSTANDING EQUITY AWARDS AT 2015 YEAR-END

The following table sets forth information concerning unexercised Company options and stock awards that have not vested for each of our named executive officers as of December 31, 2015:

	Option Awards (1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price ($/ share)	Option Expiration Date	Grant Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
		Exercisable	Unexercisable
Richard G. Kyle	02/08/2010	4,275	0	$16.34	02/08/2020	08/06/2012	(2)	25,000	$714,750
	02/08/2011	27,600	0	$35.97	02/08/2021	02/13/2014	(3)	29,400	$840,546
	02/09/2012	19,650	6,550	$37.31	02/09/2022	02/12/2015	(4)	20,475	$585,380
	02/07/2013	15,400	15,400	$40.56	02/07/2023	02/12/2015	(5)			51,175	$1,463,093
	02/13/2014	27,200	81,600	$41.15	02/13/2024
	02/12/2015	0	111,050	$41.79	02/12/2025
Philip D.	02/04/2008	7,500	0	$22.13	02/07/2018	08/06/2012	(2)	10,000	$285,900
Fracassa	02/08/2010	10,000	0	$16.34	02/08/2020	02/13/2014	(3)	7,900	$225,861
	02/08/2011	5,600	0	$35.97	02/08/2021	02/12/2015	(4)	4,525	$129,370
	02/09/2012	4,500	1,500	$37.31	02/09/2022	02/12/2015	(5)			11,300	$323,067
	02/07/2013	2,250	2,250	$40.56	02/07/2023
	02/13/2014	4,850	14,550	$41.15	02/13/2024
	02/12/2015	0	24,525	$41.79	02/12/2025
Christopher A. Coughlin	02/08/2010	4,275	0	$16.34	02/08/2020	08/06/2012	(2)	25,000	$714,750
	02/08/2011	27,600	0	$35.97	02/08/2021	02/13/2014	(3)	14,400	$411,696
	02/09/2012	19,650	6,550	$37.31	02/09/2022	02/12/2015	(4)	6,400	$182,976
	02/07/2013	15,400	15,400	$40.56	02/07/2023	02/12/2015	(5)			16,000	$457,440
	02/13/2014	8,850	26,550	$41.15	02/13/2024
	02/12/2015	0	34,725	$41.79	02/12/2025
William R. Burkhart	02/08/2010	5,050	0	$16.34	02/08/2020	02/13/2014	(3)	6,600	$188,694
	02/08/2011	11,600	0	$35.97	02/08/2021	08/04/2014	(2)	10,000	$285,900
	02/09/2012	10,275	3,425	$37.31	02/09/2022	02/12/2015	(4)	2,925	$83,626
	02/07/2013	7,200	7,200	$40.56	02/07/2023	02/12/2015	(5)			7,325	$209,422
	02/13/2014	4,025	12,075	$41.15	02/13/2024
	02/12/2015	0	15,875	$41.79	02/12/2025
J. Ted Mihaila	02/08/2010	2,500	0	$16.34	02/08/2020	02/13/2014	(3)	3,500	$100,065
	02/08/2011	7,600	0	$35.97	02/08/2021	02/12/2015	(4)	1,300	$37,167
	02/09/2012	4,350	1,450	$37.31	02/09/2022	02/12/2015	(5)			3,225	$92,203
	02/07/2013	2,550	2,550	$40.56	02/07/2023
	02/13/2014	1,450	4,350	$41.15	02/13/2024
	02/12/2015	0	6,975	$41.79	02/12/2025

(1)	All option awards shown are nonqualified stock options that vest 25% per year over the four-year period from the date of grant.

(2)	Deferred shares vest 100% on the fifth anniversary of the date of grant.

(3)	The time-vesting restricted stock units granted on February 13, 2014 vest 100% on the third anniversary of the date of grant.

(4)	The time-vesting restricted stock units granted on February 12, 2015 vest 25% per year over the four-year period from the date of grant.

(5)	Performance-based restricted stock units granted on February 12, 2015 vest at the end of the three-year performance cycle, contingent upon the achievement of performance requirements.

The market value of the stock awards shown in the table above was determined based upon the closing price of our common shares on December 31, 2015, which was $28.59.

In connection with the Spinoff, outstanding equity held as of June 30, 2014 by our NEOs was treated in a manner similar to that experienced by the Company’s shareholders. As a result, our NEOs may continue to hold TimkenSteel equity awards granted to them on June 30, 2014. The Timken Company was not affiliated with TimkenSteel for any portion of 2015 and The Timken Company’s performance does not affect the value of those TimkenSteel awards, therefore they have not been included in the table above.

2015 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the exercise of stock options by and vesting of stock-based awards for our named executive officers during 2015:

	Option Awards		Stock Awards (2)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Richard G. Kyle	0	$0	11,967	$638,113
Philip D. Fracassa	0	$0	3,186	$162,307
Christopher A. Coughlin	0	$0	5,465	$455,374
William R. Burkhart	0	$0	2,672	$226,940
J. Ted Mihaila	0	$0	1,394	$120,206

(1)	The value realized on the exercise of options is the difference between the exercise price and the fair market value of our common shares on the date of exercise. Fair market value is determined by a real-time trading quote from the NYSE at the time of exercise.

(2)	Stock awards include performance shares, restricted shares, and strategic performance shares. The value realized on vesting for performance shares, restricted shares, and the second half of the 2013-2015 strategic performance shares cycle is the number of shares that vested in 2015 multiplied by the fair market value of our common shares on the date of vesting. Fair market value is determined by the average of the high and low price of our common shares on the date of vesting. Additionally, the value realized on vesting column includes a cash payment for the first half of the 2013-2015 strategic performance shares cycle as follows: Mr. Kyle - $285,836; Mr. Fracassa - $68,779; Mr. Coughlin - $285,836; Mr. Burkhart - $142,952; and Mr. Mihaila - $76,735. See “Outstanding Strategic Performance Share Awards” on page 32 for information about the treatment of strategic performance shares upon the Spinoff.

PENSION BENEFITS

Qualified Plan

During 2003, the Company moved from a defined benefit retirement program (the “Qualified Plan”) to a defined contribution retirement income program for eligible U.S. based salaried employees hired on or after January 1, 2004, as well as for current salaried employees whose age plus years of service with the Company equaled less than 50 as of December 31, 2003. Salaried employees whose age plus years of service equaled or exceeded 50 as of December 31, 2003 participate in a defined benefit plan with a formula of 0.75% per year of service times average earnings, including base salary and cash annual incentive compensation, for the highest five non-consecutive years of the ten years preceding retirement (“Final Average Earnings”).

The benefit is generally payable beginning at age 65 for the lifetime of the employee, with alternative forms of payment available with actuarial adjustments. Participants may retire early for purposes of the Qualified Plan if they meet any of the following eligibility requirements:

•	Age 62 and 15 years of service;
•	Age 60 and 25 years of service; or
•	Any age and 30 years of service.

In addition, participants age 55 with at least 15 years of service may retire and receive the portion of their Qualified Plan benefit attributable to service earned after 2003. As of December 31, 2015, Mr. Coughlin and Mr. Mihaila were the only NEOs who were eligible for early retirement.

Benefits for service after December 31, 1991 are reduced for early commencement at a rate of 3% per year before age 60 for the portion of the benefit attributable to service earned between 1992 and 2003, and 4% per year before age 62 for the portion of the benefit attributable to service earned after 2003.

Supplemental Pension Plan

Consistent with the retirement income program changes the Company implemented for its salaried employees generally, the Company also reviewed and modified the Supplemental Pension Plan, effective January 1, 2004. Supplemental retirement income benefits for executive officers who have an Employee Excess Benefits Agreement will be calculated using a target benefit of 60% of Final Average Earnings, offset by any defined benefit plan payments provided by the Company and the aggregate earnings opportunity provided by any Company contributions under the core defined contribution program, the SIP Plan and the Post-Tax Savings Plan. For all NEOs other than Mr. Kyle, the officer must have at least 10 years of Company service to earn the full supplemental benefit. Mr. Kyle must have at least 15 years of Company service. Benefits will be prorated for Company service of less than 10 years (15 years for Mr. Kyle). The supplemental benefit will vest after five years of service as an officer of the Company, with an unreduced benefit payable on or after age 62. Early retirement at age 55 with at least 15 years of Company service will be available, but if benefits are commenced early, they will be reduced by 4% per year for each year of early commencement prior to age 62.

For both the Qualified Plan and the Supplemental Pension Plan, only actual years of service are counted in calculating pension benefits, except in the case of involuntary termination without cause, in which case up to two additional years of service will be credited.

2015 PENSION BENEFITS TABLE

The following table sets forth the number of years of credited service and actuarial value of the defined benefit pension plans for our named executive officers as of December 31, 2015:

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit (1)
Richard G. Kyle (2)	Supplemental Plan	9.7	$2,861,000
	Qualified Plan	0.0	$0
Philip D. Fracassa (2)	Supplemental Plan	10.2	$1,896,000
	Qualified Plan	0.0	$0
Christopher A. Coughlin	Supplemental Plan	31.5	$3,945,000
	Qualified Plan	31.5	$665,000
William R. Burkhart (3)	Supplemental Plan	21.3	$2,470,000
	Qualified Plan	9.3	$197,000
J. Ted Mihaila	Supplemental Plan	38.4	$1,606,000
	Qualified Plan	38.4	$1,138,000

(1)	The “Present Value of Accumulated Benefit” is the present value as of December 31, 2015 of the pension benefits earned as of such date that would be payable under that plan for the life of the executive, beginning at age 62. Age 62 is the earliest age an unreduced benefit is payable from the plans. The assumptions used to determine the present value include a 4.70% discount rate and mortality assumptions according to the RP-2014 Mortality Table. Benefits were determined assuming no probability of termination, retirement, death, or disability before age 62. For 2015, the Internal Revenue Code pay limit was $265,000 and the maximum benefit was $210,000.

(2)	Because neither Mr. Kyle nor Mr. Fracassa were employed by the Company as of December 31, 2003, they did not accumulate any service under the Qualified Plan.

(3)	Because Mr. Burkhart did not have a combination of age and service with the Company that equaled or exceeded 50 as of December 31, 2003, he does not accumulate any service under the Qualified Plan after December 31, 2003.

2015 NONQUALIFIED DEFERRED COMPENSATION

The table below sets forth information regarding Deferred Compensation Plan contributions, earnings and withdrawals during 2015 and the account balances as of December 31, 2015 for the named executive officers:

Name	Executive Contributions in 2015 (1)	Company Contributions in 2015 (1)	Aggregate Earnings in 2015(2)	Aggregate Withdrawals/ Distributions in 2015	Aggregate Balance at December 31, 2015 (3)
Richard G. Kyle	$0	$0	$8,563	$0	$207,622
Philip D. Fracassa	$0	$3,300	$8,651	$0	$214,660
Christopher A. Coughlin	$0	$0	$0	$0	$0
William R. Burkhart	$0	$0	$0	$0	$0
J. Ted Mihaila	$0	$0	$0	$0	$0

(1)	Amounts shown as executive contributions or Company contributions in 2015 were reported in the 2015 Summary Compensation Table.

(2)	This column includes interest earned from cash deferrals. The earnings during this year and previous years were not above market or preferential; therefore these amounts were not included in the 2015 Summary Compensation Table.

(3)	Includes $170,592 for Mr. Kyle and $180,092 for Mr. Fracassa that was previously reported as compensation in the Summary Compensation Table for previous years (or would have been if the recipient had been an NEO in such year).

We maintain a Deferred Compensation Plan that allows certain employees, including the NEOs, to defer receipt on a pre-tax basis a portion of their salary, employee or Company 401(k) or core defined contributions in excess of tax limits and/or incentive compensation payable in cash or common shares (other than restricted shares or options) until a specified point in the future. Cash deferrals earn interest quarterly at a rate based on the prime rate plus one percent. The Deferred Compensation Plan is not funded by the Company and participants have an unsecured contractual commitment by the Company to pay the amounts due under the plan. When such payments are due, they will be distributed from the Company’s general assets. In the event of a change in control in the Company, as defined in the plan, participants are entitled to receive deferred amounts immediately.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We have entered into severance agreements with each of the NEOs that provide for compensation in the event of termination of employment under certain circumstances (the “Severance Agreements”). In addition, the NEOs are entitled to post-termination payments or benefits under agreements entered into under the Long-Term Incentive Plan and under our retirement and benefit plans under certain circumstances. The following circumstances would trigger post-termination payments to the NEOs: change in control followed by certain events described below; involuntary termination without cause; retirement; permanent disability; and death. All scenarios are assumed to have a December 31, 2015 effective date.

Change In Control

Under the Severance Agreements with the NEOs, when certain events occur, such as a reduction in the NEO’s responsibilities or termination of the NEO’s employment without cause, following a change in control of the Company (as defined in the Severance Agreements), each NEO (other than Mr. Mihaila) will be entitled to receive payment in an amount equal to a multiple of three times the sum of: (1) the greater of (a) the NEO’s annual base salary in effect prior to the termination or (b) the NEO’s annual base salary in effect prior to the change in control and (2) the greater of (a) the NEO’s target annual incentive compensation for the year in which the NEO terminates employment or (b) the NEO’s target annual incentive compensation for the year in which the change in control occurs. Mr. Mihaila is entitled to payment in an amount calculated in the same manner as above and triggered under the same circumstances, but with a 1.5 times multiple.

In addition, the NEO would receive a lump sum amount representing the supplemental retirement income benefit. The lump sum amount is determined by calculating the benefit under the Qualified Plan and the Supplemental Pension Plan assuming the NEO continued to earn service for three additional years (1.5 years for Mr. Mihaila) with annual earnings during those three years (1.5 years for Mr. Mihaila) equal to the compensation described above. The lump sum amount is reduced by the lump sum equivalent of the benefit payable from the Qualified Plan. This lump sum is determined based on the mortality table and interest rate promulgated by the IRS under Section 417(e)(3) of the Code.

The NEO would also receive certain benefits based on contributions that would have been made to the SIP Plan and the Post-Tax Savings Plan during the three-year (1.5 years for Mr. Mihaila) period. Any unvested equity-based grants would vest and become nonforfeitable. The NEO would have three years to exercise all stock options. In the event of a change in control, the amounts payable under the Severance Agreements would become secured by a trust arrangement. The NEO would also be entitled to continuation of health and welfare benefits through the severance period and career outplacement services.

At its meeting on December 9, 2010, the Compensation Committee approved a new form of Severance Agreement that eliminated the excise tax gross-up provision for new participants or existing participants moving into higher-level positions. This new form of agreement provides that the participant can choose the “best net” benefit of either: (1) paying all excise taxes incurred with respect to the change-in-control benefits, without a gross-up by the Company; or (2) accepting aggregate change-in-control benefits that do not exceed the excise tax threshold. All of our NEOs have entered into Severance Agreements that do not contain the excise tax gross-up provision.

Voluntary Termination

The Company provides no severance, benefits, perquisites or vesting of any equity-based grants in the case of a voluntary termination.

Involuntary Termination With Cause

The Company provides no severance, benefits, perquisites or vesting of any equity-based grants in the case where an NEO is terminated by the Company with cause. As provided in the Severance Agreements, termination with cause can occur only in the event that the NEO has committed any of the following: an intentional act of fraud, embezzlement or theft in connection with his duties with the Company; intentional wrongful disclosure of secret processes or confidential information of the Company or a Company subsidiary; or intentional wrongful engagement in any Competitive Activity (as defined in the Severance Agreements) which would constitute a material breach of the NEO’s duty of loyalty to the Company.

If the Company terminates an NEO’s employment for cause, no benefit is payable from any of the nonqualified pension plans.

Involuntary Termination Without Cause

In the case of an involuntary termination without cause, each NEO is entitled to severance equal to 2.0 times (Mr. Kyle)/1.5 times (Messrs. Fracassa, Coughlin and Burkhart)/1.0 times (Mr. Mihaila) the sum of: (1) the NEO’s base salary and (2) an amount equal to the highest annual incentive payout percentage during the preceding five years (not to exceed 100%), multiplied by the target annual incentive compensation for the year in which the NEO is terminated. As consideration for providing severance benefits, the Company receives confidentiality and non-compete covenants from the NEOs, as well as a release of liability for all claims against the Company. Each NEO is also entitled to continuation of health and welfare benefits through the severance period and career outplacement services. Equity-based grants vest through the period of time represented by the cash severance multiple in the case of an involuntary termination, with up to three years to exercise stock options.

The values shown in the table below for the retirement benefits are payable in the same form and manner as discussed in the narrative following the 2015 Pension Benefits Table. In the event of involuntary termination without cause, the benefit is determined and payable as described in the Pension Benefits discussion on page 42, but with up to two additional years of service credit.

Retirement

“Retirement” infers retirement with the Company’s consent, which means either: (1) retirement of the NEO prior to age 62, if the Compensation Committee determines that such retirement is for the convenience of the Company; or (2) retirement of the NEO on or after age 62.

In addition to retirement benefits shown in the 2015 Pension Benefits Table (which are not shown in the following table of termination scenarios), benefits for NEOs who retire with the Company’s consent include: normal vesting of Long-Term Incentive Plan awards as if the officer had remained in the continuous employ of the Company (except performance-based restricted stock units which are prorated and paid at the end of the performance period) and adjustments to retirement benefits if retiring prior to age 62.

Death or Permanent Disability

“Permanent Disability” occurs if an NEO qualifies for permanent disability benefits under a disability plan or program of the Company or, in the absence of a disability plan or program of the Company, under a government-sponsored disability program.

Benefits for NEOs who die while actively employed are payable to the surviving spouse from the defined benefit pension plans at the NEO’s normal retirement date (or on a reduced basis at an early retirement date) if the NEO had at least five years of service. The benefit is equal to 50% of the benefit payable if the NEO had terminated employment on the date of his death, survived to the payment date (as elected by spouse), elected the 50% joint and survivor form of payment and died the next day. If the NEO has at least 15 years of service at time of death, the benefit is equal to 50% of the accrued benefit at time of death payable immediately, but with any applicable early commencement reduction. For NEOs appointed on or before 2003, a death benefit is also payable to the named beneficiary of the executive officer.

All equity-based Long-Term Incentive Plan grants immediately vest in the event of death or permanent disability, except performance-based restricted stock units which are prorated and paid at the end of the performance period. In the case of disability, the employee has up to five years to exercise stock options. There is a five-year expiration period in the case of death for the survivor to exercise stock options.

Termination Scenarios

Mr. Kyle
	Voluntary Resignation	Termination With Cause	Retirement(6)	Death & Disability	Termination Without Cause	Change in Control
Cash Severance (1)	$0	$0		$0	$3,960,000	$5,940,000
Equity (2)	$0	$0		$3,603,770	$3,311,065	$3,603,770
Retirement Benefits (3)	$0	$0		$0	$785,000	$4,365,000
Other Benefits (4)	$0	$0		$0	$40,000	$50,000
Excise Tax Gross-Up (5)						$0
Total	$0	$0	$0	$3,603,770	$8,096,065	$13,958,770
Mr. Fracassa
	Voluntary Resignation	Termination With Cause	Retirement(6)	Death & Disability	Termination Without Cause	Change in Control
Cash Severance (1)	$0	$0		$0	$1,312,500	$2,625,000
Equity (2)	$0	$0		$964,198	$559,735	$964,198
Retirement Benefits (3)	$0	$0		$0	$0	$1,183,000
Other Benefits (4)	$0	$0		$0	$35,000	$50,000
Excise Tax Gross-Up (5)						$0
Total	$0	$0	$0	$964,198	$1,907,235	$4,822,198
Mr. Coughlin
	Voluntary Resignation	Termination With Cause	Retirement(6)	Death & Disability	Termination Without Cause	Change in Control
Cash Severance (1)	$0	$0	$0	$0	$1,351,983	$2,703,965
Equity (2)	$0	$0	$0	$1,766,862	$884,374	$1,766,862
Retirement Benefits (3)	$0	$0	$775,000	$0	$0	$140,000
Other Benefits (4)	$0	$0	$0	$0	$35,000	$50,000
Excise Tax Gross-Up (5)						$0
Total	$0	$0	$775,000	$1,766,862	$2,271,357	$4,660,827
Mr. Burkhart
	Voluntary Resignation	Termination With Cause	Retirement(6)	Death & Disability	Termination Without Cause	Change in Control
Cash Severance (1)	$0	$0		$0	$1,160,505	$2,321,010
Equity (2)	$0	$0		$767,642	$405,006	$767,642
Retirement Benefits (3)	$0	$0		$0	$0	$201,000
Other Benefits (4)	$0	$0		$570,000	$35,000	$50,000
Excise Tax Gross-Up (5)						$0
Total	$0	$0	$0	$1,337,642	$1,600,511	$3,339,652
Mr. Mihaila
	Voluntary Resignation	Termination With Cause	Retirement(6)	Death & Disability	Termination Without Cause	Change in Control
Cash Severance (1)	$0	$0	$0	$0	$408,900	$613,350
Equity (2)	$0	$0	$0	$229,435	$189,895	$229,435
Retirement Benefits (3)	$0	$0	$98,000	$0	$0	$30,000
Other Benefits (4)	$0	$0	$0	$0	$30,000	$35,000
Excise Tax Gross-Up (5)						$0
Total	$0	$0	$98,000	$229,435	$628,795	$907,785

(1)	“Cash Severance” amounts are determined by multiples of annual pay provided in the Severance Agreements.

(2)

“Equity” includes deferred shares, time-vesting restricted stock units, performance-based restricted stock units and stock option grants. Equity-based grants immediately vest in the event of a change in control (as defined in the Severance Agreements) followed by certain events previously described or at the time of death or permanent disability. Equity-based grants vest through the period of time represented by the cash severance multiple in the case of an involuntary termination. All full-share awards are valued at the closing price of our common shares on December 31, 2015, which was $28.59. All stock options are valued based on the difference between the above closing stock price and the exercise price (or zero if the difference is negative), times the number of unvested shares that would accelerate, as defined in the

Severance Agreements. Beginning with the Long-Term Incentive Plan grant for 2012, we modified our equity grant agreements to require double-trigger vesting for awards in the event of a change in control.

(3)	“Retirement Benefits” represents the value of additional benefits earned under the qualified and supplemental plans as a result of retirement, termination without cause, or a change in control.

(4)	“Other Benefits” consists of continuation of health and welfare benefits through the severance period, with an estimated value of $10,000 per year, plus outplacement services with an estimated value of $20,000. Additionally, the Company entered into death benefit agreements with the NEOs who were executive officers in October 2003. The amounts shown under “Death and Disability” represent the value of the death benefit payable under these agreements, which was two times the NEO’s base salary in effect as of December 31, 2003.

(5)	All of our NEOs have entered into Severance Agreements that do not contain the excise tax gross-up provision.

(6)	Values are shown under the retirement scenario for only those NEOs who were eligible for early retirement with the Company’s consent as of December 31, 2015, and reflect the incremental present value above what they would receive at normal retirement age.

In addition to the amounts shown in the table above, the TimkenSteel stock awards and TimkenSteel option awards granted in connection with the Spinoff also vest on substantially the same terms as the comparable Company stock awards and option awards, and would accelerate in connection with the termination events disclosed above.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information as of December 31, 2015 regarding the Long-Term Incentive Plan. Under the Long-Term Incentive Plan, we have made equity compensation available to Directors, officers, and other employees of the Company. The Long-Term Incentive Plan has been approved by our shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by security holders (4)	4,269,568	$35.60	8,285,028
Equity compensation plans not approved by security holders	0	$0.00	0
Total:	4,269,568	$35.60	8,285,028

(1)	The amount shown in column (a) includes the following: nonqualified stock options – 3,291,383; deferred shares – 130,705; performance-based restricted stock units – 359,396 (assuming payout levels at target and settlement in shares); and time-vesting restricted stock units – 488,084 (assuming settlement in shares).

(2)	The weighted average exercise price in column (b) includes nonqualified stock options only.

(3)

The amount shown in column (c) represents common shares remaining available under the Long-Term Incentive Plan, under which the Compensation Committee is authorized to make awards of common shares, nonqualified stock options, incentive stock options, appreciation rights, restricted shares, deferred shares, performance shares, performance units and restricted stock units. Awards may be credited with dividend equivalents payable in the form of cash or common shares. In addition, under the Long-Term Incentive Plan, nonemployee Directors are eligible for awards of restricted shares, common shares and option rights. In 2015, the Long-Term Incentive Plan was amended and restated and approved by shareholders at the annual meeting of shareholders to increase the number of common shares that may be issued to an aggregate of 13,000,000. Under the Long-Term Incentive Plan, for any award that is not an option right or a stock appreciation right, 2.12 (awards issued prior to May 7, 2015)/2.6 (awards issued on or after May 7, 2015) common shares are subtracted from the maximum number of common shares available under the plan for every common share issued under the award. For awards of option rights and stock appreciation rights, however, only one common share is subtracted from the maximum number of common shares available under the plan for every common share granted. The amount in the table assumes payout levels at target and settlement in shares for performance-based restricted stock units and settlement in shares for time-vesting restricted stock units.

(4)	The Company also maintains the Director Deferred Compensation Plan and the 1996 Deferred Compensation Plan pursuant to which Directors and employees, respectively, may defer receipt of incentive compensation payable in common shares (other than restricted shares or options) authorized for issuance under the Long-Term Incentive Plan. The table does not include separate information about these plans because they merely provide for the deferral, rather than the issuance, of common shares.

ITEM NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP, an independent registered public accounting firm, to perform the audit of our financial statements and our internal control over financial reporting for the 2016 fiscal year. Ernst & Young has acted as our independent accounting firm for many years.

The appointment of Ernst & Young as our independent auditor is not required to be submitted to a vote of our shareholders for ratification. However, the Board of Directors believes that obtaining shareholder ratification is a sound governance practice. If our shareholders fail to vote on an advisory basis in favor of the appointment of Ernst & Young, the Audit Committee will reconsider whether to retain Ernst & Young and may retain that firm or another firm without resubmitting the matter to our shareholders. Even if the shareholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

The affirmative vote of a majority of the votes cast on this matter is necessary to ratify the appointment of Ernst & Young. Abstentions will not be counted for determining whether this matter is approved. Because the ratification of the appointment of Ernst & Young is a routine matter, we do not expect any broker non-votes with respect to this matter.

Representatives of Ernst & Young are expected to be present at the 2016 Annual Meeting of Shareholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITOR FOR THE 2016 FISCAL YEAR.

AUDITOR

Set forth below are the aggregate fees billed by Ernst & Young for professional services rendered to us in 2015 and 2014:

	2015	2014
Audit Fees:
Consolidated financial statements	$2,757,500	$3,279,900
Statutory audits	382,100	465,600
Other out of scope	108,000	420,000
Discontinued operations	-	845,000
Total Audit Fees	$3,247,600	$5,010,500
Audit-Related Fees:
Employee benefit plan audits	$241,400	$260,200
Steel separation	-	4,215,300
Comfort letter	63,000	-
Other audit-related consultations	207,500	16,000
Total Audit-Related Fees	$511,900	$4,491,500
Tax Fees:
Tax compliance	$58,800	$227,500
Transfer pricing	439,300	-
Tax advisory	-	13,000
Total Tax Fees	$498,100	$240,500
All Other Fees:	-	-
Total fees	$4,257,600	$9,742,500

The Audit Committee has adopted policies and procedures requiring pre-approval of all services provided by the independent auditor. Other than services pre-approved in connection with the annual engagement of the independent auditor, all services to be provided by the independent auditor must be, and have been, pre-approved by the Audit Committee. Requests for pre-approval must contain sufficient detail to ensure the Audit Committee knows precisely what services it is being asked to pre-approve so that it can make a well-reasoned assessment of the impact of the service on the auditor’s independence. Additionally, the Audit Committee has pre-approved the provision of a limited number of specific services that do not require further action by the Audit Committee. The Audit Committee has delegated its pre-approval authority to one of its members who must report any pre-approval decisions to the full Audit Committee at its next scheduled meeting.

ITEM NO. 3

SHAREHOLDER ADVISORY VOTE ON

NAMED EXECUTIVE OFFICER COMPENSATION

We believe that our compensation programs for our named executive officers:

●	align the interests of executive management with those of our shareholders;
●	reward executive management for sustained, strong business and financial results; and
●	enable us to attract, retain and motivate the best talent.

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, we are asking you to approve, on an advisory (non-binding) basis, the following resolution at our 2016 Annual Meeting of Shareholders:

RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the CD&A, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.

As an advisory vote, this resolution is not binding on us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers. We are currently conducting this advisory vote, commonly known as a “say-on-pay” vote, every year, and expect to hold the next say-on-pay vote in connection with our 2017 Annual Meeting of Shareholders.

The affirmative vote of a majority of the votes cast on this matter is necessary for approval of the resolution. Abstentions and broker non-votes will not be counted for determining whether the resolution is approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

ITEM NO. 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S

AMENDED REGULATIONS TO REDUCE THE PERCENTAGE OF OUTSTANDING COMMON SHARES REQUIRED TO CALL A SPECIAL MEETING OF SHAREHOLDERS

Currently our Amended Regulations allow special meetings of shareholders to be called by any person or persons who hold of record not less than fifty percent of all the shares outstanding and entitled to be voted on any proposal to be submitted at such special meeting. Our Board has unanimously approved an amendment to our Amended Regulations to give holders in the aggregate of twenty-five percent of our outstanding common shares the power to call a special meeting of shareholders. The applicable text of the proposed amendment to Article 1, Section 2 of our Amended Regulations is shown below (the insertion is indicated by underlining and bold and the deletion is indicated by strikethrough text):

“Special meetings of shareholders may be called only by (i) the Chairman of the Board, (ii) the President, (iii) the Directors by action at a meeting, or a majority of the Directors acting without a meeting, or (iv) any person or persons who hold of record not less than ~~fifty~~ twenty-five percent of all the shares outstanding and entitled to be voted on any proposal to be submitted at such special meeting who properly request the call of such special meeting pursuant to Section 2(b) and Section 2(c) of this Article I.”

The affirmative vote of holders of at least a majority of our outstanding common shares is necessary for approval of this proposal. Accordingly, abstentions and broker non-votes will have the same effect as votes cast against the proposal to amend our Amended Regulations. Shares represented by properly executed proxies will be voted at the meeting in accordance with the shareholders’ instructions. In the absence of specific instructions, the shares will be voted FOR this proposal to amend our Amended Regulations.

In the event shareholders do not approve this proposal, our Amended Regulations will continue to provide that not less than fifty percent of all the shares outstanding and entitled to be voted on any proposal to be submitted at such special meeting are required to call a special meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED REGULATIONS TO REDUCE THE PERCENTAGE OF OUTSTANDING COMMON SHARES REQUIRED TO CALL A SPECIAL MEETING OF SHAREHOLDERS.

ITEM NO. 5

APPROVAL OF AMENDMENTS TO THE COMPANY’S AMENDED REGULATIONS TO PROVIDE SHAREHOLDER “PROXY ACCESS”

We are asking shareholders to approve amendments to our Amended Regulations to provide a mechanism for shareholders to include shareholder-nominated Director candidates in our proxy materials for annual meetings of shareholders, which is commonly known as “proxy access.” It is important to note that, irrespective of this proposal, shareholders already have a meaningful voice in electing our Directors. As described on page 15, we allow shareholders to recommend Director candidates to our Nominating and Corporate Governance Committee, and our Amended Regulations contain procedures to allow shareholders to formally nominate candidates for election to the Board. Additionally, the federal securities laws enable shareholders to solicit proxies for their own nominees.

However, recognizing that proxy access has come to be viewed by many investors as a good governance practice, our Board carefully considered the issue and unanimously approved the terms of this proposal.

Highlights of Proposed Proxy Access

●	Shareholder ownership threshold and duration – 3% or more for three years;
●	Number of shareholder-nominated candidates – greater of 20% or two Directors;
●	Shareholder group size limit – 20;
●	Nomination deadline – from 150 to 120 days prior to the anniversary of the mailing of the prior year’s proxy statement;
●	Loaned shares explicitly count as owned if recalled as of the time of the nomination and held through the annual meeting;
●	Shares are not required to be held after the annual meeting;
●	Third party compensation arrangements are permitted if disclosed;
●	Proxy access is not available if another nomination is made under the Company’s “advance notice” provision; and
●	No minimum level of shareholder support is required in order for a candidate to be eligible to be nominated again the next year.

Summary of Proposed Proxy Access Terms

Our proposal provides for proxy access with the following features:

●	Shareholder ownership threshold and duration—3% or more for three years. Any shareholder or group of up to 20 shareholders owning 3% or more of our common shares continuously for three years who complies with the requirements set forth in the Amended Regulations would be permitted to nominate candidates for election to the Board and require us to include such nominees with the Board’s nominees in our proxy statement for our annual meeting of shareholders. Proxy access will be unavailable to any shareholders at any special meeting of shareholders.

●

Number of shareholder-nominated candidates—greater of 20% of the Board or two Directors. A shareholder or shareholders, as applicable, would be permitted to nominate up to the greater of (i) 20% of the total number of Directors on the Board, rounding down to the nearest whole number and (ii) two directors (such greater number, the “Maximum Number”). If the Board decides to reduce the size of the Board after the nomination deadline due to a Director resignation or any other reason, the 20% calculation will be applied to the reduced size of the Board, with the potential result that a shareholder-nominated candidate may be disqualified.

If the number of shareholder-nominated candidates exceeds the Maximum Number, rounding to the nearest whole number, then each nominating shareholder will select one shareholder-nominated candidate for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position of each nominating shareholder, with the process repeated if the Maximum Number is not reached after each nominating shareholder has selected one candidate.

Shareholder-nominated candidates that the Board determines to include in our proxy materials as Board-nominated candidates will be counted against the Maximum Number.

●	Nominating deadline. In order to provide adequate time to validate shareholder-nominated candidates, requests to include shareholder-nominated candidates in our proxy materials must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that we issued our proxy statement for the previous year’s annual meeting of shareholders.

●	Calculation of ownership. In order to ensure that the interests of shareholders seeking to include Director nominees in our proxy materials are aligned with those of our other shareholders, a nominating shareholder would be considered to own only the shares for which the shareholder possesses the full voting and investment rights and the full economic interest. A nominating shareholder is required to hold the shares until the applicable annual meeting, but there is no post-meeting shareholding requirement. Borrowed or hedged shares would not count as “owned” shares, but loaned shares may count as “owned” shares so long as the shares are recalled by the shareholder before submitting any nominees and are held through the date of the applicable annual meeting of shareholders.

●	Information required of all nominating shareholders. Each shareholder seeking to include a Director nominee in our proxy materials is required to provide certain information, including:

o	a Schedule 14N relating to the nominee, completed and filed with the SEC by the nominating shareholder as applicable, in accordance with SEC rules;

o	a written notice of the nomination of such nominee that includes, among other things, the following additional information, agreements, representations and warranties by the nominating shareholder (including each group member) regarding:

▪	the information required with respect to the nomination of Directors by our Amended Regulations;

▪	lack of the intent to effect a change of control of the Company;

▪	satisfaction of the eligibility requirements required by the Amended Regulations and intent to continue to satisfy such eligibility requirements through the date of the applicable annual meeting of shareholders;

▪	compliance with solicitation rules and assumption of liabilities related to and indemnifying us against losses arising in connection with the nomination; and

▪	if desired, a statement for inclusion in the proxy statement in support of the nominee’s election as a Director, provided that such statement shall not exceed 500 words and shall fully comply with the proxy rules.

●	Information required of all nominees. Each shareholder nominee is required to provide certain representations, warranties and agreements, including:

o	such other information, including completion of the Company’s Director questionnaire, as we may reasonably request;

o	that the nominee has read and agrees, if elected, to serve as a Director, to adhere to the Company’s Board of Directors General Policies and Procedures and Standards of Business Ethics Policy and any other Company policies and guidelines applicable to Directors; and

o	that the nominee (1) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the nominee, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a Director, with the nominee’s fiduciary duties under applicable law, and (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Company.

●	Disqualification of shareholder nominees.

o	We will omit a nominee from our proxy statement and/or no vote on such nominee will occur at the annual meeting of shareholders if:

▪	we receive a notice pursuant to Section 13 of Article I of the Amended Regulations that a shareholder intends to nominate a candidate for Director pursuant to Section 13(a)(iii) of Article I of the Amended Regulations (“advance notice” provision) at the annual meeting of shareholders;

▪	the nominating shareholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting of shareholders to present the nomination or the nominating shareholder withdraws its nomination;

▪	the Directors, acting in good faith, determine that such nominee’s nomination or election as a Director would result in the Company violating or failing to be in compliance with its Amended Regulations or Amended Articles of Incorporation or any applicable law, rule or regulation to which the Company is subject, including any rules or regulations of any stock exchange on which the Company’s securities are traded;

▪	the nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or

▪	the Company is notified, or the Directors acting in good faith determine, that a nominating shareholder has failed to continue to satisfy the eligibility requirements described in the Amended Regulations, any of the representations and warranties made in the nomination notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the nominee becomes unwilling or unable to serve as a Director or any material violation or breach occurs of the obligations, agreements, representations or warranties of the nominating shareholder or the nominee.

o	We may omit from our proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the nominee included in the nomination notice, if the Board in good faith determines that:

▪	such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

▪	such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or

▪	the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

●	Re-Nomination of Shareholder Nominees

o	There is no minimum level of shareholder support required at an annual meeting in order for a shareholder nominee to be eligible to be nominated again at the next annual meeting.

The above highlights and summary of the proposed amendments are qualified in their entirety by reference to the full text of the amendments to our Amended Regulations to implement proxy access, which are attached to this Proxy Statement as Appendix A.

The affirmative vote of holders of at least a majority of our outstanding common shares is necessary for approval of this proposal. Accordingly, abstentions and broker non-votes will have the same effect as votes cast against the proposal to amend our Amended Regulations. Shares represented by properly executed proxies will be voted at the meeting in accordance with the shareholders’ instructions. In the absence of specific instructions, the shares will be voted FOR this proposal to amend our Amended Regulations.

The amendments recommended by the Company in this Item No. 5 will not go into effect if this proposal is not approved by shareholders, unless the Board independently elects to implement Board-approved proxy access amendments to our Amended Regulations, which may be the same as, or different from, the amendments included in Appendix A to this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENTS TO THE COMPANY’S AMENDED REGULATIONS TO PROVIDE SHAREHOLDER PROXY ACCESS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and Directors, and persons who own more than ten percent of our common shares, to file reports of ownership and changes in ownership with the SEC, and to provide us with copies of such reports. We are required to disclose any failure by any of the above-mentioned persons to file timely Section 16 reports.

Based solely upon our review of the copies of such reports furnished to us, or written representations that no forms were required to be filed, we are not aware of any instances of noncompliance, or late compliance, with such filings during the year ended December 31, 2015, by our executive officers, Directors, or ten-percent shareholders.

SUBMISSION OF SHAREHOLDER PROPOSALS

We must receive by November __, 2016 any proposal of our shareholders intended to be presented at the 2017 Annual Meeting of Shareholders and to be included in our proxy materials related to the 2017 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Such proposals should be submitted by certified mail, return receipt requested. A shareholder submitting a proposal outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 in connection with the 2017 Annual Meeting of Shareholders (“Non-Rule 14a-8 Proposals”) must submit written notice of such proposal in accordance with Article I, Sections 12 and 14 of our Amended Regulations. In general, to be timely, a shareholder’s notice must be delivered to or received by our Secretary at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting of shareholders. If the date of the

2017 Annual Meeting of Shareholders is scheduled for a date more than 30 days prior to or more than 30 days after the first anniversary of the 2016 Annual Meeting of Shareholders, then a shareholder’s notice must be delivered to our Secretary at our principal executive offices not later than the close of business on the later of the 90th day prior to the 2017 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2017 Annual Meeting of Shareholders is first made. Our proxy related to the 2017 Annual Meeting of Shareholders will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us after February __, 2017.

SHAREHOLDER COMMUNICATIONS

Shareholders or interested parties may send communications to the Board of Directors, to any standing committee of the Board, or to any Director, in writing c/o The Timken Company, 4500 Mount Pleasant Street NW, North Canton, Ohio 44720. Shareholders or interested parties may also submit questions, concerns or reports of misconduct through the Timken Helpline at 1-800-846-5363 and may remain anonymous. Communications received may be reviewed by the office of the General Counsel to ensure appropriate and careful review of the matter.

GENERAL

On the record date of February 23, 2016, we had 79,384,499 outstanding common shares, each entitled to one vote upon all matters presented to the meeting. The presence in person or by proxy of not less than 50% of such shares shall constitute a quorum for purposes of the 2016 Annual Meeting of Shareholders.

The enclosed proxy is solicited by the Board of Directors, and the entire cost of solicitation will be paid by the Company. In addition to solicitation by mail, our officers and other employees, without extra remuneration, may solicit the return of proxies by any means of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their expenses. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee not to exceed $17,500 plus reasonable out-of-pocket expenses.

Shares represented by properly executed proxies will be voted at the meeting in accordance with the shareholders’ instructions. In the absence of specific instructions, the shares will be voted FOR the election of Directors as indicated under Item No. 1, FOR Item No. 2, FOR Item No. 3, FOR Item No. 4 and FOR Item No. 5, and, as to any other business as may be properly brought before the 2016 Annual Meeting of Shareholders and any adjournments or postponements thereof, in the discretion of the proxy holders.

You may revoke your proxy at any time before the 2016 Annual Meeting of Shareholders by a later dated proxy received by us or by giving notice to us either in writing or at the meeting.

Corporate Election Services, Inc. (“CES”) will be responsible for tabulating the results of shareholder voting. CES will submit a total vote only, keeping all individual votes confidential. Representatives of CES will serve as inspectors of election for the 2016 Annual Meeting of Shareholders. Under Ohio law and our Amended Articles of Incorporation and Amended Regulations, properly executed proxies marked “abstain” and broker non-votes will be counted for purposes of determining whether a quorum has been achieved at the 2016 Annual Meeting of Shareholders.

The SEC permits companies to send a single set of annual disclosure documents to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if we provide advance notice and follow certain procedures. In such cases, such shareholders continue to receive a separate notice of the meeting and proxy card. This “householding” process reduces the volume of duplicate information and reduces printing and mailing expenses. We have not instituted householding for shareholders of record; however, a number of brokerage firms may have instituted householding for beneficial owners of our common shares held through such brokerage firms. If your family has multiple accounts holding common shares, you already may have received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of the annual disclosure documents. The broker will arrange for delivery of a separate copy of this Proxy Statement or our Annual Report on Form 10-K for the year ended December 31, 2015 promptly upon your written or oral request. You may decide at any time to revoke your decision to household and thereby receive multiple copies.

After April 1, 2016, we will furnish to each shareholder, upon written request and without charge, a copy of our Annual Report to Shareholders for the year ended December 31, 2015, including financial statements and schedules thereto, filed with the SEC. Requests should be addressed to William R. Burkhart, Executive Vice President, General Counsel and Secretary, The Timken Company, 4500 Mount Pleasant Street NW, North Canton, Ohio 44720.

APPENDIX A

The proposed amendments to the Amended Regulations of The Timken Company to implement proxy access are set forth below. Sections other than Section 15 of Article I are marked to show the proposed amendments. Section 15 of Article I is new in its entirety and is therefore provided in a clean format.

ARTICLE I

SHAREHOLDERS’  MEETINGS

* * * * * *

SECTION 12. Notice of Shareholder Proposals

(a)   Business to Be Conducted at Annual Meeting. At an annual meeting of shareholders, only such business may be conducted as has been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nomination of a person for election as a Director of the Corporation, which is governed by Section 13 of this Article I, and, to the extent applicable, Section 14 and Section 15 of this Article I), must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with Section 4 of this Article I, (ii) brought before the meeting by the presiding officer of the meeting or by or at the direction of a majority of the Directors then in office or (iii) properly brought before the meeting by a shareholder who (A) has given notice in proper written form to the Secretary at the Corporation’s principal executive offices and has complied with all other applicable requirements of this Section 12 and Section 14 of this Article I in relation to such business, (B) was a shareholder of record of the Corporation at the time of giving the notice required by Section 14(a) of this Article I and is a shareholder of record of the Corporation at the time of the annual meeting, and (C) is entitled to vote at the annual meeting. For the avoidance of doubt, the foregoing clause (iii) will be the exclusive means for a shareholder to submit business before an annual meeting of shareholders (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Directors).

* * * * * *

SECTION 13.  Notice of Director Nominations

(a)   Nomination of Directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to nominate or elect directors, only persons who are nominated in accordance with the procedures set forth in this Section 13 or Section 15 of this Article I will be eligible to serve as Directors of the Corporation. Nominations of persons for election as Directors of the Corporation may be made only at an annual meeting of shareholders and only (i) by or at the direction of a majority of the Directors then in office ~~or~~, (ii) by a shareholder pursuant to Section 15 of this Article I or (iii) by a shareholder who (A) has given notice in proper written form to the Secretary at the Corporation’s principal executive offices and has complied with all other applicable requirements of this Section 13 and Section 14 of this Article I in relation to such nomination, (B) was a shareholder of record of the Corporation at the time of giving the notice required by Section 14(a) of this Article I and is a shareholder of record of the Corporation at the time of the annual meeting, and (C) is entitled to vote at the annual meeting.

* * * * * *

SECTION 15.  Shareholder Nominations Included in the Corporation’s Proxy Materials

(a)   Inclusion of Nominee in Proxy Statement. Subject to the provisions of this Section 15, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of shareholders:

(i)          the name of any person nominated for election (the “Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Directors or their designee, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in this Section 15 (such Eligible Holder or group of Eligible Holders being a “Nominating Shareholder”);

(ii)          disclosure about the Nominee and the Nominating Shareholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement;

(iii)         any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election as a Director (subject, without limitation, to Section 15(e)(ii) of this Article I), if such statement does not exceed 500 words; and

(iv)         any other information that the Corporation or the Directors determine, in their discretion, to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 15.

(b)  Maximum Number of Nominees.

(i)          The Corporation shall not be required to include in the proxy statement for an annual meeting of shareholders more Nominees than the greater of (x) that number of Directors constituting 20% of the total number of Directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 15 (rounded down to the nearest whole number) and (y) two (such greater number, the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (1) Nominees who are subsequently withdrawn or that the Directors decide to nominate for election at such annual meeting and (2) the number of incumbent Directors who had been Nominees with respect to any of the preceding two annual meetings of shareholders and whose reelection at the upcoming annual meeting is being recommended by the Directors. In the event that one or more vacancies for any reason occurs on the Board after the deadline set forth in Section 15(d) of this Article I below but before the date of the annual meeting, and the Directors resolve to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of Directors in office as so reduced.

(ii)         If the number of Nominees pursuant to this Section 15 for any annual meeting of shareholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Shareholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Shareholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Shareholder has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 15(d) of this Article I, a Nominating Shareholder becomes ineligible or withdraws its nomination or a Nominee becomes unwilling to serve as a Director, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (2) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c)  Eligibility of Nominating Shareholder.

(i)         An “Eligible Holder” is a person who has either (1) been a record holder of the common shares used to satisfy the eligibility requirements in this Section 15(c) continuously for the three-year period specified in Subsection (ii) below or (2) provides to the Secretary of the Corporation, within the time period referred to in Section 15(d) of this Article I, evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Directors or their designee, acting in good faith, determine would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii)         An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 15 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of the Corporation’s common shares throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. A group of funds under common management and investment control shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 15, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any shareholder withdraw from a group of Eligible Holders at any time prior to the annual meeting of shareholders, the group of Eligible Shareholders shall only be deemed to own the shares held by the remaining members of the group.

(iii)         The “Minimum Number” of the Corporation’s common shares means 3% of the number of outstanding common shares as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

(iv)         For purposes of this Section 15, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both:

(A)         the full voting and investment rights pertaining to the shares; and

(B)         the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of common shares calculated in accordance with clauses (A) and (B) shall not include any common shares: (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement (including any derivative securities, as defined under Rule 16a-1 under the Exchange Act) entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with common shares or with cash based on the notional amount or value of outstanding common shares of the Corporation, in any such case which such instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such common shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such common shares by such Eligible Holder or any of its affiliates.

An Eligible Holder “owns” common shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the common shares are voted with respect to the election of Directors and possesses the full economic interest in the common shares. An Eligible Holder’s ownership of common shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of common shares shall be deemed to continue during any period in which the Eligible Holder has loaned such common shares provided that the Eligible Holder has the power to recall such loaned common shares on five business days’ notice and has recalled such loaned common shares as of the date of the Nomination Notice and holds such common shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding common shares of the Corporation are “owned” for these purposes shall be determined by the Directors.

(v)         No person shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(d)   Nomination Notice.   To nominate a Nominee, the Nominating Shareholder must, no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the Corporation issued its proxy statement for the prior year’s annual meeting of shareholders, submit to the Secretary at the Corporation’s principal executive offices all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed:

(i)         A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Shareholder as applicable, in accordance with the rules of the Securities and Exchange Commission;

(ii)         A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including each group member):

(A)         the information required with respect to the nomination of Directors pursuant to Section 13 of this Article I, including any representation and agreement required to be provided pursuant to Section 13 of this Article I;

(B)         the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(C)         a representation and warranty that the Nominating Shareholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(D)         a representation and warranty that the Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded;

(E)         a representation and warranty that the Nominee:

      (1)         does not have any direct or indirect relationship with the Corporation other than those relationships that would not be required to be disclosed pursuant to Item 404(a) of Regulation S-K (or any successor rule) and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s securities are traded;

      (2)         meets the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded;

(3)         is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(4)         is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); and

(5)         is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule), without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;

(F)         a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 15(c) of this Article I and has provided evidence of ownership to the extent required by Section 15(c)(i) of this Article I;

(G)         a representation and warranty that the Nominating Shareholder intends to continue to satisfy the eligibility requirements described in Section 15(c) of this Article I through the date of the annual meeting;

(H)         details of any position of the Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;

(I)           a representation and warranty that the Nominating Shareholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) of the Exchange Act with respect to the annual meeting, other than with respect to the Nominee or any nominee of the Directors;

(J)         a representation and warranty that the Nominating Shareholder will not use any proxy card other than the Corporation’s proxy card in soliciting shareholders in connection with the election of a Nominee at the annual meeting;

(K)         if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election as a Director, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; and

(L)         in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(iii)      An executed agreement, in a form deemed satisfactory by the Directors or their designee, acting in good faith, pursuant to which the Nominating Shareholder (including each group member) agrees:

(A)         to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B)         to file any written solicitation or other communication with the Corporation’s shareholders relating to one or more of the Corporation’s Directors or Director nominees or any Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C)         to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder with the Corporation, its shareholders or any other person in connection with the nomination or election of Directors, including, without limitation, the Nomination Notice;

(D)         to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its Directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 15;

(E)         in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any group member), with the Corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 15(c) of this Article I, to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and

(iv)    An executed agreement, in a form deemed satisfactory by the Directors or their designee, acting in good faith, by the Nominee:

(A)         that the Nominee has read and agrees, if elected, to serve as a Director, to adhere to the Corporation’s Board of Directors General Policies and Procedures and Standards of Business Ethics Policy and any other Corporation policies and guidelines applicable to Directors;

(B)         that the Nominee (1) is not and will not become a party to (x) any Voting Commitment that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a Director of the Corporation, with the Nominee’s fiduciary duties under applicable law, and (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director of the Corporation that has not been disclosed to the Corporation; and

(C)         that the Nominee will provide to the Corporation such other information as it may reasonably request.

The information and documents required by this Section 15(d) (including the information and documents required pursuant to Section 13 or Section 14 of this Article I) shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Shareholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 15(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation. For the avoidance of doubt, any information and documents that are required by this Section 15(d) by reference to any provision of Section 13 or Section 14 of this Article I must be provided in accordance with the notice provisions of this Section 15(d) to be considered timely rather than any notice provision in Section 13 or Section 14 of this Article I.

(e)   Exceptions.

(i)         Notwithstanding anything to the contrary contained in this Section 15, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Shareholder’s statement in support) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if:

(A)         the Corporation receives a notice pursuant to Section 13 of this Article I that a shareholder intends to nominate a candidate for Director pursuant to Section 13(a)(iii) of this Article I at the annual meeting;

(B)         the Nominating Shareholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of shareholders to present the nomination submitted pursuant to this Section 15 or the Nominating Shareholder withdraws its nomination;

(C)         the Directors, acting in good faith, determine that such Nominee’s nomination or election as a Director would result in the Corporation violating or failing to be in compliance with these Regulations or Articles of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;

(D)         the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or

(E)         the Corporation is notified, or the Directors acting in good faith determine, that a Nominating Shareholder has failed to continue to satisfy the eligibility requirements described in Section 15(c) of this Article I, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve as a Director or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Shareholder or the Nominee under this Section 15;

(ii)     Notwithstanding anything to the contrary contained in this Section 15, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Directors in good faith determine that:

(A)         such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(B)         such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or

(C)         the inclusion of such information in the proxy statement would otherwise violate the proxy rules of the Securities and Exchange Commission or any other applicable law, rule or regulation.

The Company may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

ARTICLE II

BOARD OF DIRECTORS

* * * * * *

SECTION 2.  Director Qualifications

No person is eligible to serve as a Director of the Corporation unless he or she has delivered to the Secretary of the Corporation at the principal executive offices of the Corporation a written representation and agreement (in a form provided by the Secretary upon written request) that meets the requirements set forth in Section 13(b)(ii)(E) or Section 15(d)(ii)(A) of Article ~~1~~I, as applicable.

PRELIMINARY COPY – SUBJECT TO COMPLETION

c/o Corporate Election Services	VOTE BY TELEPHONE
P. O. Box 3200 Pittsburgh, PA 15230	Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone phone, and follow the simple instructions to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the Website and Cast your vote: www.cesvote.com	Vote by Mail Return your proxy card in the Postage-Paid envelope provided

Vote 24 hours a day, 7 days a week!

If you Vote by telephone or Internet, please do not send your proxy by mail.

Proxy must be signed and dated below.

    Please fold and detach card at perforation before mailing.

THE TIMKEN COMPANY	PROXY / VOTING INSTRUCTION CARD

The undersigned appoints John M. Timken, Jr.; Richard G. Kyle; and William R. Burkhart; and each of them, as true and lawful proxies, with full power of substitution, to vote and act for the undersigned as specified on the reverse hereof at the Annual Meeting of Shareholders of THE TIMKEN COMPANY to be held at 4500 Mount Pleasant Street NW, North Canton, Ohio, 44720, on May 10, 2016, at 10:00 a.m., and at any adjournment thereof, as fully as the undersigned could vote and act if personally present on the matters set forth on the reverse hereof, and, in their discretion on such other matters as may properly come before the meeting, and/or if the undersigned is a participant in one or more of the Company’s or its subsidiaries’ associate share ownership plans and has stock of the Company allocated to his or her account(s), the undersigned directs the trustee(s) of such plan(s) likewise to appoint the above-named individuals as proxies to vote and act with respect to all shares of such stock so allocated on the record date for such meeting in the manner specified on the reverse hereof at such meeting or any adjournment thereof, and in their discretion on such other matters as may properly come before the meeting.

Signature

Signature (if jointly held)

Date:

Please sign exactly as the name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trust or guardian, please give full title as such.

PLEASE SIGN AND RETURN AS SOON AS POSSIBLE

PRELIMINARY COPY – SUBJECT TO COMPLETION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 10, 2016 at 10:00 a.m. The Timken Company 4500 Mount Pleasant Street NW North Canton, OH 44720-5450 Telephone: (234) 262-3000

Parking: Shareholders attending the meeting may park in the visitor lot in front of the Corporate Office building.

Note: If your shares are held in street name, please bring a letter with you from your broker stating as such to the Annual Meeting.

For directions to the Annual Meeting, you may call 234-262-3000.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

If you are a registered holder of shares, you have the option to access future shareholder communications (e.g., annual reports, proxy statements, related proxy materials) over the Internet instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future, when our material is available over the Internet you will receive notification that will contain the Internet location where the material is available. Our material will be presented in PDF format. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. You may revoke your consent at any time by notifying the Company in writing To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

    Please fold and detach card at perforation before mailing.

THE TIMKEN COMPANY	PROXY / VOTING INSTRUCTION CARD

The shares represented by this proxy will be voted as recommended by the Board of Directors unless otherwise specified.
The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4 and 5.

1. Election of Directors to serve for a term of one year:

Nominees:	(01)	Maria A. Crowe	(02)	Richard G. Kyle	(03)	John A. Luke, Jr.	(04)	Christopher L. Mapes
	(05)	James F. Palmer	(06)	Ajita G. Rajendra	(07)	Joseph W. Ralston	(08)	Frank C. Sullivan
	(09)	John M. Timken, Jr.	(10)	Ward J. Timken, Jr.	(11)	Jacqueline F. Woods

	❑	FOR all nominees listed above ❑ WITHHOLD AUTHORITY to vote for all nominees listed above

	To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.

2. Ratification of the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2016.

❑	FOR	❑	AGAINST	❑	ABSTAIN

3. Approval, on an advisory basis, of named executive officer compensation.

❑	FOR	❑	AGAINST	❑	ABSTAIN

4. Approval of an amendment to The Timken Company’s Amended Regulations to reduce the percentage of outstanding common shares required to call a special meeting of shareholders.

❑	FOR	❑	AGAINST	❑	ABSTAIN

5. Approval of amendments to The Timken Company’s Amended Regulations to provide shareholder “proxy access”.

❑	FOR	❑	AGAINST	❑	ABSTAIN

❑ PLEASE CHECK THIS BOX IF YOU CONSENT TO ACCESS FUTURE ANNUAL REPORTS AND PROXY MATERIAL VIA THE INTERNET ONLY.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.

PRELIMINARY COPY – SUBJECT TO COMPLETION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE TIMKEN COMPANY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2016

Notice of Annual Meeting of Shareholders

WHEN AND WHERE IS THE SHAREHOLDER MEETING?

The 2016 Annual Meeting of Shareholders of The Timken Company will be held on Tuesday, May 10, 2016, at 10:00 a.m., at The Timken Company at 4500 Mount Pleasant Street NW, North Canton, Ohio, 44720.

For admission to the Annual Meeting, please bring this notice or a letter from your broker if your shares are held in street name. For directions to the Annual Meeting, you may call 234-262-3000.

WHAT IS BEING VOTED ON AT THE SHAREHOLDER MEETING?

•

Election of eleven Directors to serve for a term of one year: Maria A. Crowe, Richard G. Kyle, John A. Luke, Jr., Christopher L. Mapes, James F. Palmer, Ajita G. Rajendra, Joseph W. Ralston, Frank C. Sullivan, John M. Timken, Jr., Ward J. Timken, Jr., and Jacqueline F. Woods.

•	Ratification of the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2016.

•	Approval, on an advisory basis, of named executive officer compensation.

•	Approval of an amendment to The Timken Company’s Amended Regulations to reduce the percentage of outstanding common shares required to call a special meeting of shareholders.

•	Approval of amendments to The Timken Company’s Amended Regulations to provide shareholder “proxy access”.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

The Board of Directors recommends that shareholders vote FOR all of the nominees, FOR ratification of the appointment of Ernst & Young LLP as our independent auditor for the year ending December 31, 2016, FOR approval, on an advisory basis, of named executive officer compensation, FOR approval of an amendment to The Timken Company’s Amended Regulations to reduce the percentage of outstanding common shares required to call a special meeting of shareholders and FOR approval of amendments to The Timken Company’s Amended Regulations to provide shareholder “proxy access”.

HOW CAN I GET A COMPLETE SET OF PROXY MATERIALS?

This is not a proxy card. If you wish to cast your vote on a traditional proxy card, you must request a paper copy of the proxy materials by following the instructions below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following documents can be viewed at: www.ViewMaterial.com/TKR

•	2015 Annual Report
•	2016 Proxy Statement

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 26, 2016 to facilitate timely delivery.

You may request a paper or email copy of the proxy materials by following the instructions below. You will be asked to provide the control number (located by the arrow in the box below).

1.	Call the toll-free telephone number 1-800-516-1564 and follow the instructions provided, or
2.	Access the website, www.SendMaterial.com and follow the instructions provided, or
3.

Send us an e-mail at papercopy@SendMaterial.com with your control number in the subject line. Unless you instruct us otherwise, we will reply to your email with a copy of the proxy materials in PDF format for this meeting only.

To vote your Timken Company shares, you can attend the Annual Meeting of Shareholders and vote in person or you can:

1. Go to www.ViewMaterial.com/TKR

2. Click on the icon to vote your shares.

3. Enter the 11-digit Control Number (located by the arrow in the box above).

4. Follow the instructions to record your vote.

You will be able to vote until 6:00 a.m. on May 10, 2016.